Filed Pursuant to Rule 424(b)(5)
Registration No. 333-157390
Prospectus Supplement
(To Prospectus Dated April 28, 2009)

CONN’S, INC.

Up to Approximately 9,259,390 Shares of Common Stock
Issuable Upon Exercise of Outstanding Subscription Rights

If you were a holder of our common stock as of 5:00 p.m., Eastern Time, on November 1, 2010, we allocated to you one transferable subscription right for each share of common stock owned by you at that time. Each subscription right represents the right to purchase shares of our common stock at a subscription price of $2.70 per share and consists of a basic subscription privilege and an oversubscription privilege. The basic subscription privilege entitles holders of subscription rights to purchase 0.41155 shares of our common stock at the subscription price for each subscription right held. The oversubscription privilege entitles holders of subscription rights who exercise their basic subscription privilege in full to purchase, at the subscription price, any shares that our other subscription rights holders do not purchase under their basic subscription privileges. You will be able to exercise your subscription rights until 5:00 p.m., Eastern Time, on November 23, 2010, unless we extend the expiration date or cancel this rights offering. We will not issue fractional shares of our common stock in this rights offering and fractional shares will be rounded up to the nearest whole share with the subscription payment price adjusted accordingly.

The subscription rights have been admitted for trading and currently trade on the Nasdaq Global Select Market under the symbol “CONNR.” Shares of our common stock are listed on the Nasdaq Global Select Market under the symbol “CONN,” and the shares of common stock issued pursuant to this rights offering will also be listed on the Nasdaq Global Select Market under the same symbol. On November 5, 2010, the last reported sale price of our common stock was $4.00 per share.

We plan to restructure our debt and our receivables financing concurrently with this rights offering. To that end, we have entered into commitment letters with lenders to (i) amend and restate our syndicated asset-based revolving credit facility to, among other things, increase the commitments available to us from $210.0 million to an aggregate amount of $375.0 million, subject to our borrowing base, and extend the maturity date of the facility from 2011 to 2013 and (ii) obtain a term loan in the aggregate amount of $100.0 million with a maturity date of 2014. We generally refer to the amended and restated asset-based revolving credit facility as our restated ABL facility and refer to the term loan as the new term loan. See “The Restated ABL Facility” and “The Term Loan” of this prospectus supplement, respectively, for more information.

With the proceeds of this rights offering and borrowings from the new credit facilities, we plan to redeem all of our outstanding asset-backed medium-term and variable funding notes, which are our 2006 Series A notes and our 2002 Series A notes, respectively, or, collectively, our Asset-Backed Notes, issued in connection with our asset-backed securitization facility at the stated principal amount plus accrued and unpaid interest. See “Use of Proceeds” in this prospectus supplement for more information.

We may cancel this rights offering at any time prior to the expiration date for any reason. If this rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable.

This is not an underwritten offering. The shares of our common stock offered hereby are being directly offered by us without the services of a dealer manager, underwriter or selling agent. Stephens Inc., or Stephens, has agreed to act as our financial advisor in connection with the Transactions (as defined herein). Robert W. Baird & Co. Incorporated, or Baird, has been engaged by a committee of our board of directors formed in connection with this rights offering to provide independent financial advisory services in connection with this rights offering. See “Plan of Distribution” for more information regarding Stephens.

We are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock subscribed for through the basic subscription privilege or the oversubscription privilege. Therefore, there is no certainty that any shares will be purchased pursuant to the rights offering and there is no minimum purchase requirement as a condition to our accepting subscriptions.

You should carefully consider whether or not to exercise, sell or let lapse your subscription rights and in doing so you should consider all of the information about us and this rights offering contained or incorporated by reference in this prospectus supplement. Our board of directors is not making any recommendation as to whether or not you should exercise, sell or let lapse your subscription rights.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement to read about certain factors you should consider before deciding whether to exercise your subscription rights for shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)

Public offering price	$2.70	$25,000,000
Proceeds, before expenses, to Conn’s, Inc.	$2.70	$25,000,000

(1)	Assumes the offering is fully subscribed.

Prospectus Supplement dated November 8, 2010

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and accompanying prospectus is part of a universal shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC. Under the shelf registration statement, we may sell any combination of common stock, preferred stock, debt securities, warrants or guarantees of debt securities in one or more offerings from time to time. This prospectus supplement describes the specific details regarding the sale of common stock pursuant to this rights offering, including the price, the aggregate number of shares of common stock that may be purchased by exercise of the rights and the risks of investing in our common stock. This prospectus supplement and the documents incorporated by reference herein and therein include important information about us, the subscription rights and our common stock and other information you should know before exercising your subscription rights.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. See “Incorporation of Certain Information by Reference” of this prospectus supplement for more information.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that has been filed or will be filed by us or on our behalf with the SEC. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that has been filed or will be filed by us or on our behalf with the SEC. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. You should assume that the information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, the certificates representing the subscription rights or any exercise of those subscription rights. Our business, financial condition, results of operations, and prospects may have changed since that date.

Conn’s, Inc. is a Delaware corporation. Our principal executive offices are located at 3295 College Street, Beaumont, Texas 77701 and our telephone number at that address is (409) 832-1696. Our website is located at http://www.conns.com. Our website and the information contained on our website is not part of this prospectus supplement, and you should rely only on the information contained or incorporated by reference in this prospectus supplement when making a decision as to whether or not to exercise, sell or let lapse your subscription rights.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus supplement or the accompanying prospectus to the “Company,” “Conn’s,” “we,” “us” and “our” and similar terms refer to Conn’s, Inc. and its direct and indirect subsidiaries on a consolidated basis. References to our “common stock” refer to the common stock of Conn’s, Inc. References in this prospectus supplement and the accompanying prospectus to our board of directors refer to our board of directors and its committees.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement may contain statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “estimates,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These forward-looking statements represent management’s current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors, risks, and uncertainties include but are not limited to the factors described under “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K/A and any subsequently filed Quarterly Reports on Form 10-Q, including all amendments thereto, and the following:

•	our ability to renew or replace our existing asset-based revolving credit facility on or before its maturity date;

•	our inability to maintain compliance with debt covenant requirements, including taking the actions necessary to maintain compliance with the covenants, such as obtaining amendments to the borrowing facilities that modify the covenant requirements, which could result in higher borrowing costs;

•	reduced availability under the amended and restated asset-based revolving credit facility as a result of borrowing base requirements and the impact on the borrowing base calculation of changes in the performance or eligibility of the customer receivables financed by that facility;

•	the success of our growth strategy and plans regarding opening new stores and entering adjacent and new markets, including our plans to continue expanding into existing markets;

•	our ability to open and profitably operate new stores in existing, adjacent and new geographic markets;

•	our intention to update or expand existing stores;

•	the effect of closing or reducing the hours of operation of existing stores;

•	our ability to introduce additional product categories;

•	our ability to obtain capital for required capital expenditures and costs related to the opening of new stores or to update, relocate or expand existing stores;

•	our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving line of credit and proceeds from securitizations, and proceeds from accessing debt or equity markets;

•	our ability to obtain additional funding for the purpose of funding the customer receivables generated by us;

•	the cost or terms of any amended, renewed or replacement credit facilities;

•	the ability of the financial institutions to provide lending facilities to us and fund their commitments;

•	the effect of any downgrades by rating agencies on our borrowing costs;

•	the effect on our borrowing costs of changes in laws and regulations affecting the providers of debt financing;

•	the effect of rising interest rates or borrowing spreads that could increase our cost of borrowing;

•	the effect of rising interest rates or other economic conditions on mortgage borrowers that could impair our customers’ ability to make payments on outstanding credit accounts;

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•	our inability to make customer financing programs available that allow consumers to purchase products at levels that can support our growth and maintain profitable operations;

•	the potential for deterioration in the delinquency status of our credit portfolio or higher than historical net charge-offs in the customer receivables portfolio could adversely impact earnings;

•	technological and market developments, growth trends and projected sales in the home appliance and consumer electronics industry, including, with respect to digital products like Blu-ray players, HDTV, LED and 3-D televisions, GPS devices, home networking devices and other new products, and our ability to capitalize on such growth;

•	the potential for price erosion or lower unit sales points that could result in declines in revenues;

•	the effect of changes in oil and gas prices that could adversely affect our customers’ shopping decisions and patterns, as well as the cost of our delivery and service operations and our cost of products, if vendors pass on their additional fuel costs through increased pricing for products;

•	the ability to attract and retain qualified personnel;

•	both the short-term and long-term impact of adverse weather conditions (e.g. hurricanes) that could result in volatility in our revenues and increased expenses and casualty losses;

•	changes in laws and regulations and/or interest, premium and commission rates allowed by regulators on our credit, credit insurance, repair service and product replacement agreements as allowed by those laws and regulations;

•	our relationships with key suppliers and their ability to provide products at competitive prices and support sales of their products through their rebate and discount programs;

•	the adequacy of our distribution and information systems and management experience to support our expansion plans;

•	the accuracy of our expectations regarding competition and our competitive advantages;

•	the potential for market share erosion that could result in reduced revenues;

•	the accuracy of our expectations regarding the similarity or dissimilarity of our existing markets as compared to new markets we enter;

•	the use of third parties to complete certain of our distribution, delivery and home repair services;

•	general economic conditions in the regions in which we operate;

•	changes in our stock price or the number of shares we have outstanding;

•	the outcome of litigation or government investigations affecting our business; and

•	those described in the sections entitled “Risk Factors” of this prospectus supplement, the accompanying prospectus and in any document incorporated or deemed incorporated by reference in this prospectus supplement.

These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus supplement, the accompanying prospectus and in any document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and in any document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent

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with the forward-looking statements contained in this prospectus supplement and the accompany prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements which we make in this prospectus supplement, the accompanying prospectus and in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus speak only as of the date of such statement, and we do not undertake, and specifically decline, any obligation to update such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

QUESTIONS AND ANSWERS RELATING TO THIS RIGHTS OFFERING

What is a rights offering and what is being offered in this rights offering?

A rights offering is a distribution of subscription rights on a pro rata basis to all existing common stockholders of a company. We distributed to holders of our common stock as of 5:00 p.m., Eastern Time, on November 1, 2010, the “record date,” at no charge, subscription rights to purchase shares of our common stock. If you were a holder of our common stock on the record date, you received one subscription right for every share of common stock you owned at such time, and each subscription right, subject to adjustments to eliminate fractional rights, entitles the holder to purchase shares of our common stock. We will not issue fractional shares of common stock in this rights offering and fractional shares will be rounded up to the nearest whole share with the subscription payment price adjusted accordingly. The subscription rights will be evidenced by transferable subscription rights certificates.

Why are we conducting the rights offering and how will we use the proceeds?

We are conducting the rights offering to sell up to approximately $25.0 million in aggregate principal amount of our common stock. We anticipate we will receive approximately $23.5 million in proceeds from the rights offering, after deducting expenses and assuming the offering is fully subscribed. We plan to combine the proceeds of this offering with borrowings under our restated ABL facility and under our new term loan to redeem all of our Asset-Backed Notes at the stated principal amount plus accrued and unpaid interest. In addition, as a result of the Transactions, we expect to be better positioned to review our strategic business plan. See “Use of Proceeds” of this prospectus supplement for more information. By conducting this rights offering, we were able to obtain more favorable terms for our new term loan. Thus, we have agreed to a condition in the commitment letter of our new term loan that requires us to raise at least $25.0 million in this rights offering or another form of equity offering.

What is a subscription right?

Each subscription right gives the holder the opportunity to purchase shares of our common stock for $2.70 per share and carries with it a basic subscription privilege and an oversubscription privilege, as described below. The holders of the subscription rights were initially the holders of our common stock on the record date.

What is the basic subscription privilege?

Each subscription right has a basic subscription privilege to purchase from us 0.41155 shares of our common stock at the subscription price of $2.70 per share. You may exercise your basic subscription privilege in whole or in part, or you may choose not to exercise any subscription rights. In addition, you may sell or transfer some or all of your subscription rights as described below.

What is the oversubscription privilege?

If you exercise your basic subscription privilege in full with respect to all subscription rights you hold at the time of exercise, you will also be entitled to an oversubscription privilege to purchase any shares not purchased by other holders under their basic subscription privileges, subject to the limitations described below. If you have fully

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exercised your basic subscription privilege as described in the preceding sentence, you will be eligible to exercise this oversubscription privilege whether you were issued rights because you were a holder of common stock on the record date or you subsequently acquired subscription rights during the subscription period. The subscription price per share that applies to the oversubscription privilege is the same subscription price per share that applies to the basic subscription privilege. Thus, you may purchase additional shares of our common stock by exercising the oversubscription privilege at a price of $2.70 per share so long as all of the basic subscription rights held by other holders of rights are not exercised in full.

If I exercise my basic subscription privilege, must I exercise my oversubscription privilege?

No. You may exercise your basic subscription privilege in full without exercising your oversubscription privilege. However, if you sell or transfer a subscription right you will be transferring both the basic subscription privilege and the oversubscription privilege associated with that right. The purchaser or transferee may exercise the oversubscription privilege if the purchaser or transferee exercises its basic subscription privilege associated with the subscription rights it purchased or received in full.

What are the limitations on the oversubscription privilege?

We will not be able to satisfy your exercise of your oversubscription privilege if all other holders of rights elect to purchase all of the shares offered under their basic subscription privileges. We will honor oversubscription requests in full to the extent sufficient shares are available following the exercise of rights under the basic subscription privileges. If oversubscription requests exceed shares available, we will allocate available shares pro rata to each oversubscribing holder based on the number of shares such holder purchased pursuant to the exercise of its basic subscription privilege in proportion to the total number of shares purchased by all oversubscribing holders pursuant to the exercise of their basic subscription privileges. For example, if Holder A purchased 100 shares pursuant to its basic subscription privilege and Holder B purchased 200 shares pursuant to its basic subscription privilege, and Holder A and Holder B both exercise their respective oversubscription privilege and elect to each purchase an additional 100 shares, but there were only 100 total shares available to fulfill all oversubscription requests, then Holder A would receive 33.33 (or when rounded up to the nearest whole share, 34) shares and Holder B would receive 66.66 (or when rounded up to the nearest whole share, 67) shares.

Each holder participating in the oversubscription must pay the full amount for all shares of common stock requested in the oversubscription no later than 5:00 p.m. Eastern Time on the expiration date (the same time such holder pays for the shares purchased by exercising its basic subscription privilege). If you render payment for a fewer number of shares of common stock than you are electing to receive in the oversubscription, you will only be eligible to receive such fewer number of shares (if those shares are available for purchase in the oversubscription). In addition, if you paid amounts with respect to the oversubscription privilege that are not applied to purchase shares of common stock because of prorationing, the amounts not applied to the purchase of shares will be returned to you without interest or deduction, as soon as practicable after the expiration date of this rights offering. Using the above example, both Holder A and Holder B must pay for the 100 shares they each elected to receive in the oversubscription no later than 5:00 p.m. Eastern Time on the expiration date even though each will receive only 34 and 67 shares of common stock, respectively, due to prorationing. We will refund to each of Holder A and Holder B, without interest or deduction, the difference between the amount paid by each of Holder A and Holder B for the 100 shares elected and the purchase price for the 34 and 67 shares each actually received by such holder.

Am I required to exercise the rights I receive in this rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to fully exercise your basic subscription privilege and other holders fully exercise their basic subscription privilege, the percentage of our common stock owned by other holders will increase, the relative percentage of our common stock that you own will decrease, and your voting and other rights will be diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the oversubscription privilege.

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Will fractional shares be issued?

No. We will not issue fractional shares or cash in lieu of fractional shares. Fractional shares of common stock resulting from the exercise of subscription rights will be rounded up to the nearest whole share, with the total subscription payment adjusted accordingly.

What are some factors our board of directors considered in authorizing this rights offering?

In authorizing this rights offering, our board of directors evaluated our future need for additional liquidity and our need for increased financial flexibility in order to enable us to achieve our business plan and growth strategy. In the course of this process, our board of directors consulted with our senior management and Stephens. In addition, a committee of our board of directors formed as described below in connection with the rights offering consulted with Baird, which was engaged as an independent financial advisor. Both groups considered a number of factors in favor of this rights offering, including the following:

•	our financial condition, results of operations and cash flow, including our recent sales declines and increased net charge-offs, which could ultimately lead to our inability to comply with the financial covenants contained in our existing credit facilities;

•	our board of directors’ view that this rights offering would enhance our capital structure;

•	the fact that a rights offering with transferable subscription rights could provide our stockholders with the ability to obtain value by selling subscription rights if they choose not to exercise them;

•	the fact that this rights offering would enable all of our stockholders to participate in a material portion of the transaction and mitigate the dilution they might otherwise experience from another equity or equity-linked financing transaction; and

•	the fact that a rights offering would potentially increase our public float.

Our board of directors also considered the following factors adverse to this rights offering:

•	the fact that if certain of our stockholders do not exercise their subscription rights in full, they may be substantially diluted after completion of this rights offering; and

•	the fees and expenses to be incurred by us in connection with this rights offering.

How was the subscription price of $2.70 per share determined?

In determining the subscription price for the rights, our board of directors considered, among other things, the likely cost and relative difficulty of obtaining capital from other sources, the size and timing of the rights offering, the price at which our stockholders might be willing to participate in the rights offering and historical and current trading prices of our common stock. Our board of directors also received and considered analysis from Stephens concerning prior rights offerings by other companies and the range of discounts that the subscription prices represented to then prevailing and historical trading prices for those offerings. Our board of directors also established a committee responsible for evaluating the rights offering, including pricing terms. The committee received an analysis from Stephens regarding the rights offering as described above and also received an analysis from Baird, its independent financial advisor, regarding prior rights offerings by other companies and the range of discounts that the subscription prices represented to then prevailing and historical trading prices for those offerings.

The last trading price for shares of our common stock on November 5, 2010 was $4.00 per share. The subscription price of $2.70 per share is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. You should not consider the subscription price to be an indication of the fair value of the common stock offered in the rights offering.

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Does exercising my subscription rights involve risks?

Yes. The exercise of your subscription rights involves risks. By exercising your subscription rights you are purchasing shares of our common stock. The purchase of additional shares of our common stock should be considered as carefully as you would consider other equity investments. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

Has our board of directors made a recommendation to our stockholders regarding the exercise of rights under the rights offering?

No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise their subscription rights risk loss of all or a portion of their investment. We cannot assure you that the market price of our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see the risks described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement for a discussion of some of the risks involved in investing in our common stock. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Are we requiring a minimum subscription to complete the rights offering?

No; although we reserve the right, in our sole discretion, to cancel, extend or otherwise amend the terms of this rights offering for any reason prior to the expiration date. Further, if we are unable to raise sufficient amounts in this rights offering to close the Refinancing Transactions, we intend to cancel or amend this rights offering. If we amend this rights offering for such reason, holders who have previously exercised their subscription rights would be entitled to revoke their previous exercise of subscription rights. We will notify you of any cancellation, extension or amendment by issuing a press release. See “Can this rights offering be cancelled, extended or amended” below.

Have we entered into any agreements to ensure the offering is fully subscribed?

No; we are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock subscribed for through the basic subscription privilege or the oversubscription privilege. Therefore, there is no certainty that any shares will be purchased pursuant to the rights offering and there is no minimum purchase requirement as a condition to our accepting subscriptions. However, Stephens and The Stephens Group, LLC, and certain of their respective affiliates, which owned approximately 21.3% and 26.0%, respectively, of our outstanding shares of common stock as of the record date, have each indicated to us that they intend to exercise their rights under the basic subscription privilege and the oversubscription privilege in full in connection with the rights offering as described in this prospectus supplement, though neither has entered into a binding agreement to do so. Each has also indicated that it does not intend to trade in the rights (other than normal market-making activities by Stephens). In connection with this rights offering, three registered broker-dealers, including Stephens and Baird, have indicated that they intend to make a market in the rights and our common stock on the Nasdaq Global Select Market. See “Plan of Distribution” in this prospectus supplement for further information.

May I transfer my rights?

Yes. The subscription rights are transferable. The subscription rights have been admitted for trading and currently trade on the Nasdaq Global Select Market under the symbol “CONNR.” We currently expect that they will continue to trade until 4:00 p.m., Eastern Time, on November 22, 2010, the last business day prior to November 23, 2010, the expiration date.

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How does a rights holder transfer a subscription right?

If you hold your shares through a broker, custodian bank or other nominee, you may sell your subscription rights by contacting your broker, custodian bank or other nominee until the close of business on the last business day preceding the expiration date of this rights offering. To sell your subscription rights, in addition to any other procedures your broker, custodian bank or other nominee may require, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form” such that it will be received by 5:00 p.m., Eastern Time, on November 22, 2010, the last business day prior to the expiration date of this rights offering. In addition, your broker, custodian bank or other nominee may permit you to effect sales through an Internet website that it maintains and through which you may access your account. If you are a record holder of a subscription rights certificate, you may transfer your subscription rights through the subscription agent, which is Computershare Trust Company, N.A. To do so, you must deliver your properly executed subscription rights certificate, with appropriate instructions, to the subscription agent. The subscription agent will only facilitate subdivisions or transfers of the rights until 5:00 p.m., Eastern Time, on November 17, 2010, six days prior to the scheduled November 23, 2010 expiration date. See “The Rights Offering — Methods for Transferring and Selling Subscription Rights — General Considerations Regarding the Partial Exercise, Transfer or Sale of Subscription Rights.” If you are a record holder of a subscription rights certificate, you may also choose to sell your subscription rights through a broker, custodian bank or other nominee and you should contact your broker, custodian bank or other nominee for instructions on how to do so. The subscription rights are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of any trading market for the subscription rights or the market value of the subscription rights. Please see “Risk Factors” in this prospectus supplement for further information.

Can this rights offering be cancelled, extended or amended?

Yes. We reserve the right, in our sole discretion, to cancel, extend or otherwise amend the terms of this rights offering for any reason prior to the expiration date. We will notify you of any cancellation, extension or amendment by issuing a press release. In the event of a material amendment to the terms of this rights offering, we will distribute an amended prospectus supplement to stockholders of record, extend the expiration of this rights offering and offer all holders who have exercised their subscription rights a period of time to revoke their previously exercised subscription rights. If you then revoke your previously exercised subscription rights under such circumstances, the subscription agent will refund to you any payments you have made, without interest or deduction, as soon as practicable.

If this rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of this rights offering. If this rights offering is cancelled or is not completed for any reason, the subscription agent will return, without interest or deduction, as soon as practicable all subscription payments. In addition, if you paid amounts with respect to the oversubscription privilege which are not applied to purchase shares of common stock because of prorationing, the amounts not applied to the purchase of shares will be returned to you without interest or deduction, as soon as practicable after the expiration date of this rights offering. If you own shares in “street name,” it may take longer for you to receive payment because the subscription agent will return payments through the record holder of the shares.

How soon must I act to exercise my subscription rights?

The subscription rights may be exercised at any time during the subscription period, which commences on November 8, 2010, and continues through the expiration date for this rights offering, which is 5:00 p.m., Eastern Time, on November 23, 2010 unless extended by us. If you elect to exercise any subscription rights, the subscription agent must actually receive all required documents and payments from you or your broker by 5:00 p.m., Eastern Time, on November 23, 2010, this means that payment must clear prior to 5:00 p.m., Eastern Time, on November 23, 2010. Although we have the option of extending the expiration date of the subscription period at our sole discretion, we currently do not intend to do so.

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How do I exercise my subscription rights? What forms and payment are required to purchase the shares of common stock?

If you wish to participate in this rights offering, you must take the following steps, unless your shares of common stock are held by a broker, dealer or other nominee:

•	deliver payment to the subscription agent using the methods outlined below under “How may I pay the subscription price, and where do I send my completed subscription rights certificate and payment,” and payment must clear prior to 5:00 p.m., Eastern Time, on November 23, 2010; and

•	deliver a properly completed subscription rights certificate to the subscription agent before 5:00 p.m., Eastern Time, on November 23, 2010, unless extended.

If you use the mail, we recommend that you use an insured overnight carrier that provides delivery tracking. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents and payment relating to your exercise after the rights offering expires, regardless of when you transmitted the documents and payment. If your shares of common stock are currently held by a broker, dealer or other nominee, please see below.

If you do not indicate the number of subscription rights being exercised or do not indicate if the oversubscription privileges are being exercised, or do not deliver full payment of the aggregate subscription price for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you tendered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of this rights offering.

If you are a holder of record and you wish to exercise your subscription rights but will be unable to deliver the subscription rights certificate prior to the expiration date, you may deliver a Notice of Guaranteed Delivery in accordance with this prospectus supplement. See “The Rights Offering — Notice of Guaranteed Delivery.” Even if you elect this option, you are still required to make payment before 5:00 p.m., Eastern Time, on November 23, 2010.

What should I do if I want to participate in this rights offering, but my shares of common stock are held in the name of my broker, custodian bank or other nominee?

If you hold your shares of our common stock through a broker, custodian bank or other nominee, then your broker, custodian bank or other nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf for the common stock you wish to purchase.

If you wish to participate in this rights offering and purchase shares of common stock, please promptly contact the record holder of your shares of common stock. We will ask your broker, custodian bank, or other nominee to notify you of this rights offering. In addition to any other procedures your broker, custodian bank or other nominee may require, you should complete and return to your record holder the form entitled “Beneficial Owner Election Form” such that it will be received by 5:00 p.m., Eastern Time, on November 22, 2010, the last business day prior to the expiration date of this rights offering. You should receive this form from your record holder with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond. In addition, your broker, custodian bank or other nominee may permit you to participate in this rights offering and purchase shares of common stock through an Internet website that it maintains and through which you may access your account.

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How may I pay the subscription price, and where do I send my completed subscription rights certificate and payment?

Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you wish to acquire under the basic subscription privilege and the oversubscription privilege by either:

•	certified or cashier’s check or bank draft drawn upon a U.S. bank and payable to “Computershare Trust Company, N.A. (acting as subscription agent for Conn’s, Inc.)”; or

•	U.S. postal money order payable to “Computershare Trust Company, N.A. (acting as subscription agent for Conn’s, Inc.).”

Computershare Trust Company, N.A. is acting as the subscription agent for this rights offering under an agreement with us. All subscription rights certificates, payments of the subscription price and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to Computershare Trust Company, N.A. as follows:

By express mail or courier:

Computershare Trust Company, N.A.
Attention: Voluntary Corporate Actions
250 Royall St. , Suite V
Canton, MA 02021

By mail:

Computershare Trust Company
Rights Offering
P.O. Box 43011
Providence, RI 02940-3011

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus supplement to Georgeson Inc. at (866) 357-4029.

If you use the mail, we recommend that you use an insured overnight carrier that provides delivery tracking. If you cannot deliver your subscription rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering — Notice of Guaranteed Delivery.” Even if you elect this option, you are still required to make payment before 5:00 p.m., Eastern Time, on November 23, 2010.

After I exercise my subscription rights, can I change my mind?

No. All exercises of subscription rights are irrevocable (except in certain limited circumstances relating to a material amendment of the terms of this rights offering, in which case we will advise you of the material amendment) by the stockholders, even if you later learn information about us that you consider unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering. However, we may cancel, extend or otherwise amend this rights offering at any time prior to the expiration date.

What fees or charges apply if I exercise my subscription rights?

We are not charging any fees or sales commissions to issue subscription rights to you or to issue shares of our common stock to you if you exercise your subscription rights. If you exercise your subscription rights through a broker or other record holder of your shares, you are responsible for paying any fees they may charge.

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How do I exercise my subscription rights if I live outside of the United States or have an army post office or foreign post office address?

The subscription agent will hold subscription rights certificates for stockholders having addresses outside the United States or who have an army post office or foreign post office address. In order to exercise subscription rights, our foreign stockholders and stockholders with an army post office or foreign post office address must notify the subscription agent and timely follow other procedures described in the section of this prospectus supplement entitled “The Rights Offering — Foreign and Other Stockholders.”

When will I receive my new shares of common stock?

Stock certificates will not be issued for shares of our common stock purchased in this rights offering. As soon as practicable after the expiration of the subscription period, the subscription agent will arrange for issuance through the Depository Trust Company, or DTC, to each subscription rights holder of record that has validly exercised its basic subscription privilege, the shares of common stock purchased pursuant to the basic subscription privilege. Shares subscribed for pursuant to the oversubscription privilege will be delivered through DTC promptly after the expiration date of this rights offering and following the completion of any pro-rations as may be necessary in the event the oversubscription requests exceed the number of shares not subscribed for pursuant to the basic subscription privilege. If you are not a DTC participant, all shares that you purchase in this rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record.

What are the U.S. federal income tax consequences of exercising my subscription rights?

A U.S. holder, as defined in “Certain Material U.S. Federal Income Tax Consequences” to this prospectus supplement, should not recognize income, gain, or loss for U.S. federal income tax purposes upon the receipt and exercise of the subscription rights. See “Certain Material U.S. Federal Income Tax Consequences” of this prospectus supplement for further discussion.

You should consult your own tax advisors concerning the U.S. federal income tax consequences of the receipt, exercise, expiration, and sale of the subscription rights in light of your own particular circumstances and any consequences arising under the laws of any state, local, or foreign taxing jurisdiction.

How many shares of common stock will be outstanding after this rights offering?

We will issue up to approximately 9,259,390 shares of common stock in this rights offering, depending on the number of subscription rights that are exercised. Based on the number of shares of common stock outstanding as of November 1, 2010, if we issue 9,259,390 shares of common stock available to be purchased in this rights offering, there will be 31,758,211 shares of common stock outstanding following the completion of this rights offering.

Whom should I contact if I have more questions?

If you have more questions about this rights offering or need additional copies of the rights offering documents, please contact the information agent, Georgeson Inc., at (866) 357-4029. For a complete description of the rights offering, see “The Rights Offering” in this prospectus supplement.

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Prospectus Supplement Summary

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to exercise your subscription rights. You should carefully read this entire prospectus supplement, including the information under the heading “Risk Factors,” the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, which are described under the heading “Incorporation of Certain Information by Reference” of this prospectus supplement.

Company Overview

We are a leading specialty retailer of durable consumer products and we also provide consumer credit to support our customers’ purchases of the products that we offer. Currently, we derive our revenue primarily from two sources: (i) retail sales and delivery of consumer electronics, home appliances, furniture and mattresses, lawn and garden equipment and repair service agreements; and (ii) our in-house proprietary consumer credit program, including sales of related credit insurance products. We operate a highly integrated and scalable business through our 76 retail stores and our website, providing our customers with a broad range of brand name products, in-house financing options, next day delivery capabilities, and outstanding product repair service through well-trained and knowledgeable sales, consumer credit and service personnel. Through our wide range of in-house proprietary consumer credit programs, we provided financing for 60.5% of our retail sales during the twelve months ended July 31, 2010.

Retail Overview

We offer our customers more than 3,000 product items, or SKUs, in our product categories, including consumer electronics, home appliances, furniture and mattresses, and lawn and garden equipment. We offer our products through 76 retail stores located in three states: Texas (67), Louisiana (6) and Oklahoma (3), as well as through our website. We began as a small plumbing and heating business in 1890 and started selling home appliances to the retail market in 1937. We believe that our customer-focused business strategies make us an attractive alternative to appliance and electronics superstores, department stores and other national, regional and local retailers. We strive to provide our customers a broad selection of products at various price points, next-day delivery and a high level of customer service. Our efforts are recognized through our 90% customer satisfaction rate in surveys our customers voluntarily complete.

Credit Overview

For over 40 years we have offered flexible consumer credit through our proprietary credit program to our credit-worthy customers for purchases of only the products we offer. We believe our consumer credit program differentiates us from our competitors who do not offer similar in-store consumer credit programs, and generates strong customer loyalty and repeat business for us. During the twelve months ended July 31, 2010, approximately 68% of our consumer credit customers, based on the number of invoices written, were repeat customers. We believe that our credit customers represent an underserved market that seeks to purchase the latest in consumer goods through access to flexible consumer credit alternatives that are not widely available to them. While we provide credit to customers with a broad range of credit worthiness, during the six months ended July 31, 2010, the weighted average origination credit score of all sales financed under our credit program was 620. These sales included sales financed through our secondary portfolio with a weighted average origination credit score of 560 during the same time period. A large portion of our credit portfolio is to customers considered by many to be subprime borrowers.

The Refinancing Transactions

Concurrently with this rights offering, we intend to restructure our debt and our receivables financing. To that end, we have entered into commitment letters with lenders to:

•	amend and restate our existing syndicated asset-based revolving credit facility, which we refer to as our existing ABL facility, led by Bank of America, N.A. and JPMorgan Chase Bank, National Association to, among other things, increase the commitments available to us from $210.0 million to an aggregate amount of $375.0 million, subject to a borrowing base, and extend the maturity date of the facility from 2011 to 2013; and

•	enter into a term loan with GA Capital, LLC, as Administrative Agent for certain lenders, in the aggregate amount of $100.0 million with a maturity date of 2014.

We intend to use borrowings from these two credit facilities, along with the proceeds from this rights offering, to:

•	terminate our existing $10.0 million unsecured bank line of credit under which no amounts were drawn as of July 31, 2010; and

•	redeem our Asset-Backed Notes at the stated principal amount plus accrued and unpaid interest.

Throughout this prospectus supplement, we generally refer to the transactions contemplated by the commitment letters, the termination of our unsecured bank line of credit and the redemption of our Asset-Backed Notes, collectively, as the Refinancing Transactions and, together with this rights offering, as the Transactions. We expect that the Refinancing Transactions will close concurrently with the settlement date of this rights offering. If we believe the Refinancing Transactions are not going to close concurrently with this rights offering, we intend to cancel or amend this rights offering. If we amend this rights offering for such reason, holders who have previously exercised their subscription rights would be entitled to revoke their previous exercise of subscription rights.

The commitment letters regarding our restated ABL facility provide that we will be subject to certain affirmative and negative covenants, including financial covenants requiring us to maintain a fixed charge coverage ratio of 1.10 to 1.00, a leverage ratio of 2.00 to 1.00 and a cash recovery percentage that exceeds 4.74%. The commitment letters regarding our new term loan provide that we will be subject to certain affirmative and negative covenants, including the same financial covenants as the restated ABL facility and the requirement to maintain borrowing availability under the restated ABL facility in excess of $25.0 million. For a description of the terms of our restated ABL facility, see “The Restated ABL Facility” and for a description of the terms of the new term loan, see “The Term Loan” in this prospectus supplement.

The Asset-Backed Notes consist of the 2002 Series A program, $170.0 million aggregate principal amount of notes, which was fully drawn as of July 31, 2010, and the 2006 Series A program, which consists of $135.0 million aggregate principal amount of notes, after the scheduled September and October principal payments, of private bond placements. We began making scheduled principal payments in September 2010 of $7.5 million a month. We intend to purchase all of the customer receivables owned by Conn Funding II, LP, our asset-backed securitization subsidiary, with the proceeds of this rights offering and incremental borrowings under our amended and restated asset-based revolving credit facility and our new term loan, concurrently with the closing of the Transactions. Conn Funding II will use the proceeds from the sale of the customer receivables to redeem all of the Asset-Backed Notes at the stated principal amount of the Asset-Backed Notes plus accrued and unpaid interest.

Recent Developments

Certain preliminary sales and credit portfolio performance for the fiscal quarter ended October 31, 2010, are as follows:

•	net sales for the nine months ended October 31, 2010, were $478.6 million, a decrease of $73.2 million, or 13.2%, as compared to the nine months ended October 31, 2009;

•	net sales, which represent total product sales, repair service agreement commissions and service revenues, for the fiscal quarter ended October 31, 2010, decreased $24.7 million, or 15.3%, to $136.7 million as compared to the fiscal quarter ended October 31, 2009;

•	same store sales decreased 14.2% for the nine months ended October 31, 2010, as compared to the same period in the prior year;

•	same store sales decreased 16.4% for the three months ended October 31, 2010, as compared to the same quarter in the prior year;

•	the retail gross margin percent, which includes gross profit from both product and repair service agreement sales, for the quarter ended October 31, 2010 increased to approximately 25%, as compared to the 22.4% experienced in the fiscal quarter ended October 31, 2009;

•	estimated net charge-offs for the quarter ended October 31, 2010 totaled approximately $9.5 million, or 5.5% of the average balance outstanding; the net charge-off percentage has been negatively impacted by the declining portfolio balance;

•	the total portfolio balance outstanding has declined to approximately $677.0 million as of October 31, 2010, from $738.2 million as of October 31, 2009;

•	60+ day delinquency percentage increased 60 basis points to 9.6% as of October 31, 2010, from 9.0% at July 31, 2010; in the prior year period, 60+ day delinquency percentage increased 170 basis points to 9.3% at October 31, 2009, from 7.6% at July 31, 2009. The 60+ day delinquency percentage has also been negatively impacted by the declining portfolio balance;

•	the total balance 60+ days delinquent was $64.9 million at October 31, 2010, as compared to $68.5 million at October 31, 2009;

•	the percent of the portfolio reaged has increased 30 basis points from 18.4% at July 31, 2010, to 18.7% as of October 31, 2010, as compared to 18.8% at October 31, 2009. The percentage of the portfolio reaged has also been negatively impacted by the declining portfolio balance;

•	the total balance reaged has decreased to $126.3 million as of October 31, 2010, from $139.1 million as of October 31, 2009; and

•	the payment rate, which is the amount collected from customers as a percentage of the portfolio balance, increased for the third consecutive fiscal quarter, increasing to 5.1% for the fiscal quarter ended October 31, 2010, from 5.0% for the fiscal quarter ended October 31, 2009.

The following table presents net sales by category and changes in net sales for the third fiscal quarter:

	Quarter Ended October 31,
	2010	% of Total	2009	% of Total	Change	% Change
	(dollars in thousands)

Consumer electronics	$42,306	31.0%	$56,216	34.8%	$(13,910)	-24.7%
Home appliances	41,604	30.4%	47,842	29.6%	(6,238)	-13.0%
Track	20,701	15.1%	21,297	13.2%	(596)	-2.8%
Furniture and mattresses	16,356	12.0%	15,906	9.9%	450	2.8%
Other	6,058	4.4%	7,202	4.5%	(1,144)	-15.9%

Total product sales	127,025	92.9%	148,463	92.0%	(21,438)	-14.4%
Repair service agreement commissions	5,894	4.3%	7,320	4.5%	(1,426)	-19.5%
Service revenues	3,769	2.8%	5,599	3.5%	(1,830)	-32.7%

Total net sales	$136,688	100.0%	$161,382	100.0%	$(24,694)	-15.3%

The following is a summary of some of the key items impacting net sales during the fiscal quarter ended October 31, 2010, as compared to the same fiscal quarter in the prior year:

•	consumer electronics category sales declined as a result of a 13.0% drop in the average selling price of flat-panel televisions and a 14.4% decrease in unit sales; lower LCD unit sales offset increased sales of LED and plasma televisions;

•	home appliance category sales declined during the third fiscal quarter on lower unit sales and a decline in the average selling price, though room air conditioning sales increased during the quarter;

•	track sales declined slightly as increased sales of accessories, MP3 players and compact stereos were offset primarily by declines in the sales of camcorders, digital cameras, GPS devices, computer equipment and video game hardware;

•	the growth in furniture and mattress sales was driven by the addition of in-store specialists focused on this category, improved in-store displays and expanded product selection;

•	the decrease in other product sales resulted largely from declines in lawn and garden sales and delivery revenues;

•	the decline in repair service agreement commissions was driven largely by the decline in product sales and increased cancellations of these agreements as a result of higher credit charge-offs;

•	service revenues decreased as we increased our use of third-party servicers during the quarter to provide cost-effective, timely product repairs for our customers; and

•	sales from two stores opened since August 1, 2009, reduced by the closure of the Baytown, Texas clearance center, partially offset the decrease in Total net sales.

We believe the results of our third fiscal quarter were impacted by, among other factors:

•	the current economic conditions,

•	the limitations imposed by our current capital structure and the resulting impact on our ability to extend credit,

•	our decision to tighten credit underwriting requirements to protect the quality of our credit portfolio, and

•	our emphasis on improving retail gross margin, while maintaining pricing competitiveness in the marketplace.

In response to the challenging conditions, in addition to the Refinancing Transactions, we are expanding our use of the third-party rent-to-own financing option and are adjusting our marketing and promotion programs sales results, while closely monitoring our underwriting standards to improve the credit quality of the customer receivables portfolio. Additionally, we have continued to focus on cost control by reducing staffing levels to meet current business volumes and reducing our use of non-interest bearing cash option credit programs. We are also currently considering the closure of one store in the Dallas market.

The above performance amounts are preliminary estimates and are subject to change upon completion of our quarter end financial statement closing process. Actual results may differ significantly from the preliminary estimates.

Risk Factors

An investment in our common stock involves risks. In addition, our ability to execute our strategy is subject to certain risks. The risks described under the heading “Risk Factors” following this summary on page S-13 may cause us not to realize the full benefits of our strengths or may cause us to be unable to successfully execute all or part of our strategy. Before you invest in our common stock, you should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement, including matters set forth under the heading “Risk Factors.”

Our Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 3295 College Street, Beaumont, Texas 77701. Our telephone number is (409) 832-1696, and our corporate website is www.conns.com. We do not intend for information contained on our website to be part of this prospectus supplement, and you should not consider it part of this prospectus supplement.

The Rights Offering

The following summary describes the principal terms of this rights offering, but is not intended to be complete. See “The Rights Offering” in this prospectus supplement for a more detailed description of the terms and conditions of this rights offering.

Securities Offered	We distributed at no charge one transferable subscription right for each share of common stock that you owned as of 5:00 p.m., Eastern Time, on the record date, November 1, 2010, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as beneficial owner of the shares. Each subscription right represents the right to purchase shares of our common stock at the subscription price of $2.70 per share and consists of a basic subscription privilege and an oversubscription privilege.

Record Date	5:00 p.m., Eastern Time, on November 1, 2010.

Expiration Date	The subscription rights will expire at 5:00 p.m., Eastern Time, on November 23, 2010, unless we extend the expiration date. We reserve the right to extend the subscription rights period and consequently the expiration date at our sole discretion. We reserve the right, in our sole discretion, to cancel, extend or otherwise change the subscription rights period and consequently the expiration date at our sole discretion for any reason prior to the expiration date.

Subscription Price	The subscription price per share of common stock shall be equal to $2.70. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the subscription period. You must pay for the total number of shares you subscribe for pursuant to both your basic subscription privilege and your oversubscription privilege by 5:00 p.m., Eastern Time, on November 23, 2010.

Basic Subscription Privilege	The basic subscription privilege entitles holders of each subscription right to purchase 0.41155 shares of our common stock at the subscription price. You may exercise your basic subscription privilege for some or all of your subscription rights, or you may choose not to exercise your subscription rights. In addition, you may sell or transfer some or all of your subscription rights as described below.

Oversubscription Privilege	If you exercise your basic subscription privilege in full with respect to subscription rights you hold at the time of exercise, you will also have an oversubscription privilege to purchase any shares that our other subscription rights holders do not purchase under their basic subscription privilege. The subscription price for shares purchased pursuant to the oversubscription privilege will be the same as the subscription price for the basic subscription privilege.

If holders exercise oversubscription privileges for more shares than are available to be purchased pursuant to the oversubscription privileges,

we will allocate the shares of our common stock to be issued pursuant to the exercise of the oversubscription privilege pro rata among those over-subscribing rights holders. “Pro rata” means to each oversubscribing holder based on the number of shares such holder purchased pursuant to the exercise of its basic subscription privilege in proportion to the total number of shares purchased by all oversubscribing holders pursuant to the exercise of their basic subscription privileges. For example, if Holder A purchased 100 shares pursuant to the exercise of its basic subscription privilege and Holder B purchased 200 shares pursuant to the exercise of its basic subscription privilege, and Holder A and Holder B both exercise their respective oversubscription privileges and elect to each purchase an additional 100 shares, but there were only 100 total shares available to fulfill all oversubscription requests, then Holder A would receive 33.33 (or when rounded up to the nearest whole share, 34) shares and Holder B would receive 66.66 (or when rounded up to the nearest whole share, 67) shares. If you are not allocated the full amount of shares for which you oversubscribe, you will receive a refund of the subscription price, without interest or deduction, that you delivered for those shares of our common stock that are not allocated to you. The subscription agent will mail such refunds as soon as practicable after the completion of this rights offering.

Indications from Certain Holders	Stephens and The Stephens Group, LLC, and certain of their respective affiliates, which owned approximately 21.3% and 26.0%, respectively, of our outstanding shares of common stock as of the record date, have each indicated to us that they intend to exercise their rights under the basic subscription privilege and the oversubscription privilege in full in connection with the transactions as described in this prospectus supplement, though neither has entered into a binding agreement to do so. Each has also indicated that it does not intend to trade in the rights (other than normal market-making activities by Stephens). Assuming no other holders exercise their rights in this offering, and that Stephens and The Stephens Group, LLC, and their respective affiliates, exercise their basic and oversubscription privileges in full as they have indicated, after giving effect to this offering, Stephens and The Stephens Group, LLC, and their respective affiliates, would own approximately 30.0% and 34.4%, respectively, of our outstanding common stock.

In connection with this rights offering, three registered broker-dealers, including Stephens and Baird, have indicated that they intend to make a market in the rights and our common stock on the Nasdaq Global Select Market. See “Plan of Distribution” in this prospectus supplement for further information.

Procedure for Exercising Subscription Rights and Making Payments Therefor	The subscription rights may be exercised at any time during the subscription period, which commences on November 8, 2010. If you are a holder of record of subscription rights, to exercise your subscription rights, you must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price (including any amounts in respect of your oversubscription privilege), to the subscription agent, Computershare Trust Company, N.A., before 5:00 p.m., Eastern Time, on the expiration date, and payment must clear prior to the expiration of this rights offering. For the exercise of a subscription right to be effective, your subscription rights certificate, together will full payment of the subscription price, must be received by the subscription agent by 5:00 p.m., Eastern Time, on the expiration date of this rights offering.

If you use the mail, we recommend that you use an insured overnight carrier that provides delivery tracking. If you cannot deliver your subscription rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering — Notice of Guaranteed Delivery.” Even if you elect this option, you are still required to make payment before 5:00 p.m., Eastern Time, on November 23, 2010.

If you hold your shares of our common stock in the name of a broker, custodian bank or other nominee, then your broker, custodian bank or other nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf for the common stock you wish to purchase. If you wish to participate in this rights offering and purchase shares of common stock, please promptly contact the record holder of your shares of common stock. We will ask your broker, custodian bank, or other nominee to notify you of this rights offering. You should complete and return to your record holder the form entitled “Beneficial Owner Election Form” such that it will be received by 5:00 p.m., Eastern Time, on November 22, 2010, the last business day prior to the expiration date of this rights offering. You should receive this form from your record holder with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond. In addition, your broker, custodian bank or other nominee may permit you to effect sales though an Internet website that it maintains and through which you may access your account.

Use of Proceeds from this Rights Offering	The net proceeds to us from this rights offering will depend on the number of subscription rights that are exercised. If each stockholder exercises its subscription rights in full at a subscription price of $2.70 per share, we will receive gross proceeds of approximately $25.0 million in this rights offering. We currently estimate that the expenses of the rights offering will be approximately $1.5 million in the aggregate. We plan to combine the proceeds of this rights offering with borrowings under our restated ABL facility and under our new term loan, which we plan to enter into contemporaneously with the completion of this rights offering, to redeem all of our Asset-Backed Notes at the stated principal amount plus accrued and unpaid interest. See “Use of Proceeds” in this prospectus supplement for further information.

Transferability of Subscription Rights	You may sell your subscription rights by contacting your broker or the institution through which you hold your securities until the close of business on the business day preceding the expiration date of this rights offering. In addition, you may transfer your subscription rights through the subscription agent as described in this prospectus supplement. See “The Rights Offering — Methods for Transferring and Selling Subscription Rights.”

The subscription rights were admitted for trading on the Nasdaq Global Select Market under the symbol “CONNR” as of November 8, 2010 and may be traded until 4:00 p.m., Eastern Time, on November 22, 2010, the last business day prior to November 23, 2010, the expiration date. Although the subscription rights are currently listed, an active trading market for the rights may not be sustained. If the trading market is not sustained, you may be unable to sell your subscription rights or unable to sell your subscription rights at a price that is satisfactory to you. We have received representations from three registered broker-dealers, including Stephens, that they intend to make a market in the rights though we cannot assure you how liquid the market for our subscription rights will be. See “Risk Factors — No prior market exists for the subscription rights and accordingly you may not be able to sell your subscription rights” in this prospectus supplement for further information.

No Revocation of Exercise by Stockholders	All exercises of subscription rights are irrevocable (except in limited circumstances relating to a material amendment to the terms of the rights offering), even if you later learn information about us that you consider unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering.

Amendment; Cancellation	We may amend the terms of this rights offering or extend the subscription period. In the event of a material amendment to the terms of this rights offering, we will distribute an amended prospectus supplement to stockholders of record, extend the expiration of this rights offering and offer all holders who have exercised their subscription rights a period of time to revoke their previously exercised subscriptions. We also reserve the right to cancel this rights offering at any time prior to the expiration date for any reason. If this rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable to those persons who subscribed for shares in this rights offering.

No Recommendation	Our board of directors is not making any recommendation regarding your exercise of the subscription rights. The trading price of our common stock may decline during or after this rights offering. We cannot assure you that you will be able to sell shares purchased in this rights offering at a price equal to or greater than the subscription price. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and this rights offering. See “Risk Factors” of this prospectus supplement for further discussion.

Issuance of Common Stock	If you purchase shares of common stock through this rights offering, we will issue those shares to you through DTC as soon as practicable after the completion of this rights offering. Stock certificates will not be issued for shares of our common stock purchased in this rights offering. If you are not a DTC participant, all shares that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record.

Listing of Common Stock	Our common stock trades on the Nasdaq Global Select Market under the symbol “CONN,” and the shares to be issued in connection with this rights offering will also be listed on the Nasdaq Global Select Market under the same symbol.

Listing of Rights	The subscription rights have been admitted for trading and currently trade on the Nasdaq Global Select Market under the symbol “CONNR.” We currently expect that they will continue to trade until 4:00 p.m., Eastern Time, on November 22, 2010, the last business day prior to November 23, 2010, the expiration date.

Certain Material U.S. Federal Income Tax Consequences	A U.S. holder, as defined in “Certain Material U.S. Federal Income Tax Consequences” to this prospectus supplement, should not recognize income, gain, or loss for U.S. federal income tax purposes upon the receipt and exercise of the subscription rights. See “Certain Material U.S. Federal Income Tax Consequences” of this prospectus supplement for further discussion.

You should consult your own tax advisors concerning the U.S. federal income tax consequences of the receipt, exercise, expiration, and sale of the subscription rights in light of your own particular circumstances and any consequences arising under the laws of any state, local, or foreign taxing jurisdiction.

Subscription Agent	Computershare Trust Company, N.A.

Information Agent	Georgeson Inc.

Shares of Common Stock Outstanding Before this Rights Offering	As of November 1, 2010, there were 22,498,821 shares of our common stock outstanding.

Shares of Common Stock Outstanding After Completion of this Rights Offering	We will issue up to 9,259,390 shares of common stock in this rights offering, depending on the number of subscription rights that are exercised. Based on the number of shares of common stock outstanding as of November 1, 2010, if we issue 9,259,390 shares of common stock available to be purchased in this rights offering, we would have 31,758,211 shares of common stock outstanding following the completion of this rights offering.

Risk Factors	Our business is subject to uncertainties and risks. Stockholders considering making an investment by exercising subscription rights in this rights offering should carefully read and consider the information discussed under the heading “Risk Factors” in this prospectus supplement, together with the other information contained in or incorporated by reference into this prospectus supplement, including the information discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2010, Amendment No. 1 to our Annual Report on Form 10-K filed with the SEC on April 12, 2010; and any subsequently filed Quarterly Reports on Form 10-Q, including all amendments thereto, before making a decision to invest in our common stock. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Fees and Expenses	We will pay the fees and expenses related to this rights offering. However, you are responsible for all commissions, fees and other expenses, including brokerage commissions and transfer taxes, incurred in connection with the purchase, transfer or exercise of your subscription rights.

Summary Financial Data

The following summary consolidated financial data as of January 31, 2010 and 2009 and for each of the years ended January 31, 2010, 2009 and 2008 are derived from our audited consolidated financial statements and the consolidated financial data as of January 31, 2008 is derived from our unaudited consolidated financial statements, which, in each case, reflect our retrospective adoption, for all periods presented, of a change in our accounting for our interest in our variable interest entity. The summary consolidated financial data for the six months ended July 31, 2010 and 2009 are derived from our unaudited condensed consolidated financial statements. Our unaudited condensed consolidated financial statements contain all adjustments that are necessary for a fair presentation of our financial position, results of operations and cash flows for the interim periods presented, and the adjustments are of a normal and recurring nature. The financial results for the six months ended July 31, 2010 are not necessarily indicative of the expected results for the full year ending January 31, 2011. You should read the following financial information together with the information in this prospectus supplement and the accompanying prospectus, together with the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Risk Factors” of this prospectus supplement.

				Six Months Ended
	Fiscal Year Ended January 31,			July 31,
	2008	2009	2010	2009	2010
	(Dollars in thousands)

Statement of Operations:
Revenues:
Product Sales	$671,571	$743,729	$667,401	$360,206	$316,743
Repair service agreement commissions, net (1)	36,424	40,199	33,272	18,649	16,258
Service revenues (2)	22,997	21,121	22,115	11,596	8,940

Total net sales	730,992	805,049	722,788	390,451	341,941

Finance charges and other (3)	139,538	154,492	152,797	79,828	69,243

Total revenues	870,530	959,541	875,585	470,279	411,184
Costs and expenses:
Cost of goods sold, including warehousing and occupancy cost	508,787	580,423	534,299	286,631	244,433
Cost of parts sold, including warehousing and occupancy cost	8,379	9,638	10,401	5,384	4,492
Selling, general and administrative expenses	245,761	254,172	255,942	127,717	124,221
Goodwill impairment (4)	—	—	9,617	—	—
Provision for bad debts	19,465	27,952	36,843	13,670	15,322

Total costs and expenses	782,392	872,185	847,102	433,402	388,468

Operating income	88,138	87,356	28,483	36,877	22,716
Interest expense, net	24,839	23,597	20,571	10,346	10,660
Other (income) expense, net (5)	(943)	117	(123)	(21)	183

Income before income taxes	64,242	63,642	8,035	26,552	11,873
Provision for income taxes	22,575	23,624	4,111	9,972	4,641

Net income	$41,667	$40,018	$3,924	$16,580	$7,232

Balance Sheet Data:
Cash and cash equivalents	$11,024	$11,909	$12,247	$4,956	$8,466
Inventory	81,495	95,971	63,499	100,867	99,106
Total assets	835,499	957,566	892,466	939,270	892,337
Total debt, including current maturities	468,119	505,417	452,304	490,295	429,737
Total stockholders’ equity	288,726	332,784	339,336	350,604	347,697

				Six Months Ended
	Fiscal Year Ended January 31,			July 31,
	2008	2009	2010	2009	2010
	(Dollars in thousands)

Other Financial Data:
Adjusted interest expense (6)	—	—	—	—	$14,316
Depreciation and amortization	12,128	12,541	14,012	7,097	8,332
Rent expense (7)	18,905	22,242	23,703	11,792	11,776
Capital expenditures	18,955	17,597	10,255	6,763	1,650
Cash paid for interest (8)	24,929	24,153	20,841	10,327	10,618
Cash paid (refunded) for income taxes	22,935	24,950	18,163	19,686	(3,496)
Cash flows provided by (used in):
Operating activities	(39,371)	(20,468)	64,239	15,350	23,936
Investing activities	(6,009)	(13,344)	(10,103)	(6,741)	(1,061)
Financing activities	(193)	34,697	(53,798)	(15,562)	(26,656)
Retail Data:
Retail Gross Margin % (9)	28.1%	26.0%	23.7%	24.3%	26.6%
Stores open at end of period	69	76	76	75	76
Same store sales growth (10)	3.2%	2.0%	(13.8)%	(4.9)%	(13.3)%

Credit Data:
Percent of retail sales financed	62.2%	62.6%	58.1%	55.4%	59.8%
Total portfolio outstanding balance (period end)	$654,867	$753,513	$736,041	$745,878	$706,339
Account balances over 60 days past due (period end)	49,778	55,141	73,391	57,042	63,644
Percent of balances over 60 days past due to total outstanding balance (period end)	7.6%	7.3%	10.0%	7.6%	9.0%
Total account balances reaged (period end)	$107,727	$141,162	$144,173	$140,787	$129,826
Percent of reaged balances to total outstanding balances (period end)	16.5%	18.7%	19.6%	18.9%	18.4%
Bad debt charge-offs (net of recoveries)	$17,418	$22,362	$28,942	$12,005	$16,493
Percent of net charge-offs to average outstanding balance	2.9%	3.2%	3.9%	3.2%	4.6%
Estimated percent of reaged balances collected (11)	90.0%	89.6%	87.2%	89.6%	84.2%
Interest income and fee yield (12)	19.3%	19.0%	18.3%	18.8%	17.1%

(1)	Includes commissions from sales of third-party repair service agreements and replacement product programs, and income from company-obligor renewal repair service agreements.

(2)	Includes revenues derived from parts sales and labor sales on products serviced for customers, both covered under manufacturer warranty and outside manufacturer’s warranty coverage.

(3)	Includes primarily interest income and fees earned on credit accounts and commissions earned from the sale of third-party credit insurance products.

(4)	Includes the write-off of the carrying amount of goodwill after interim testing in the third quarter of fiscal 2010 determined that the goodwill was fully impaired.

(5)	Includes primarily gains or losses resulting from sales of fixed assets during the period.

(6)	Adjusted interest expense is our interest expense for the six months ended July 31, 2010, adjusted to give effect to the Refinancing Transactions. Interest Expense and Adjusted Interest Expense do not include the amortization of deferred financing fees. Amortization expense related to deferred financing fees would have increased $0.6 million for the six months ended July 31, 2010, after giving effect to the Refinancing Transactions.

(7)	Rent expense includes rent expense incurred on our properties, equipment and vehicles, and is net of any rental income received.

(8)	Cash paid for interest excludes amortization of deferred financing fees.

(9)	Retail gross margin percentage is calculated by dividing the sum of Product sales and Repair service agreement commissions less Cost of goods sold, including warehousing and occupancy costs by the sum of Product sales and Repair service agreement commissions.

(10)	Same store sales is calculated by comparing the reported sales for all stores that were open during the entirety of a period and the entirety of the same period during the prior fiscal year. Sales from closed stores, if any, are removed from each period. Sales from relocated stores have been included in each period because each such store was relocated within the same general geographic market. Sales from expanded stores have been included in each period.

(11)	Calculated as 1 minus the percent of bad debt charge-offs (net of recoveries) of reage balances as a percent of average reage balances outstanding. The reage bad debt charge-offs are included as a component of percent of bad debt charge-offs (net of recoveries) to average outstanding balance.

(12)	Interest income and fees earned on credit accounts, as a percentage of the average portfolio balance for the period shown.

RISK FACTORS

An investment in our common stock involves risks and uncertainties. You should consider carefully the following information about these risks and uncertainties before buying shares of our common stock. The occurrence of any of the risks described below could adversely affect our business prospects, financial condition or results of operations. In that case, the trading price of our stock could decline, and you could lose all or part of the value of your investment.

Risks Related to Our Business

We have significant future capital needs and the inability to obtain funding for our credit operations may adversely affect our business and expansion plans.

We currently finance our customer receivables through asset-backed securitization facilities and an asset-based loan facility that together provide $530.0 million in financing commitments as of July 31, 2010. The securitization facilities provide two separate series of asset-backed notes that allowed us as of July 31, 2010, to borrow up to $320.0 million to finance customer receivables. Our existing ABL facility currently is a $210.0 million facility. At July 31, 2010, under our existing ABL facility, we had the ability to borrow $188.2 million, of which we had drawn $109.4 million and had outstanding letters of credit of $21.7 million.

Our ability to raise additional capital through future securitization transactions or other debt or equity transactions, and to do so on economically favorable terms, depends in large part on factors that are beyond our control.

These factors include:

•	conditions in the securities and finance markets generally;

•	our credit rating or the credit rating of any securities we may issue;

•	economic conditions;

•	conditions in the markets for securitized instruments, or other debt or equity instruments;

•	the credit quality and performance of our customer receivables;

•	our overall sales performance and profitability;

•	our ability to obtain financial support for required credit enhancement;

•	our ability to adequately service our financial instruments;

•	the absence of any material downgrading or withdrawal of ratings given to our securities previously issued in securitization;

•	our ability to meet debt covenant requirements; and

•	prevailing interest rates.

If adequate capital and funds are not available at the time we need capital, we will have to curtail future growth, which could materially adversely affect our business, financial condition, operating results or cash flow. As we grow our business, capital expenditures during future years are likely to exceed our historical capital expenditures. The ultimate amount of capital expenditures needed will be dependent on, among other factors, the availability of capital to fund new store openings and customer receivables portfolio.

In addition, we historically used our customer receivables as collateral to raise funds through securitization programs. We have in the past completed amendments to our existing credit facilities and securitization facilities to obtain relief from covenant violations and revise certain covenant requirements. If we require amendments in the future and are unable to obtain such amendments or we are unable to arrange substitute financing facilities or other sources of capital, we may have to limit or cease offering credit through our finance programs due to our inability to draw under our existing ABL facility or our restated ABL facility upon the occurrence of a default. If availability under the borrowing base calculations of existing ABL facility or our restated ABL facility is reduced, or otherwise becomes unavailable, or we are unable to arrange substitute financing facilities or other sources of capital, we may have to limit the amount of credit that we make available through our customer finance programs. A reduction in our ability to offer customer credit will adversely affect revenues and results of operations and could have a material adverse effect on our results of operations. Further, our inability or limitations on our ability to obtain funding through securitization facilities or other sources may adversely affect the profitability of outstanding accounts under our credit programs if existing customers fail to repay outstanding credit due to our refusal to grant additional credit.

Additionally, the inability of any of the financial institutions providing our financing facilities to fund their commitment would adversely affect our ability to fund our credit programs, capital expenditures and other general corporate needs.

Our existing ABL facility and the revolving portion of our asset-backed securitization facilities both mature in August 2011. Concurrently with this rights offering, we plan to amend and restate our asset-based revolving credit facility to, among other things, increase the commitments available to us from $210.0 million to an aggregate amount of $375.0 million, subject to our borrowing base, and extend the maturity date of the facility from 2011 to 2013. We also plan to enter into a term loan in the aggregate amount of $100.0 million with a maturity date of 2014. For a description of the terms of our restated ABL facility, see “The Restated ABL Facility” and for a description of the terms of the new term loan, see “The Term Loan.” If we are unable to satisfy the conditions to closing required for both facilities, we may be unable to complete the Transactions.

With the proceeds of this rights offering and borrowings from the above credit facilities, we plan to redeem all of our Asset-Backed Notes issued in connection with our asset-backed securitization facility. See “Use of Proceeds” of this prospectus supplement for more information. We have entered into commitment letters with lenders regarding the restated ABL facility and the new term loan. If, however, we are unable to renew or replace our existing credit facilities for any reason, including as a result of our failure to consummate this rights offering or the Refinancing Transactions, we would be required to reduce, or possibly cease, offering customer credit which could materially and adversely affect our revenues and results of operations in the same manner as discussed above.

Failure to comply with our covenants in our credit facilities could materially and adversely affect us.

Under our existing ABL facility, we have, and under the restated ABL facility and the new term loan, we will have certain obligations, including maintaining certain financial covenants. See “The Restated ABL Facility — Covenants” and “The Term Loan — Covenants.” If we fail to maintain our financial covenants in our credit facility and are not able to obtain relief from any covenant violation, then an event of default could occur and the lenders could cease lending to us and accelerate the payments of our debt. Any such action by the lenders could materially and adversely affect us and could even result in bankruptcy. While we were in compliance with the covenants in our existing ABL facility as of July 31, 2010, and believe we will be in compliance with the covenants in the restated ABL facility and new term loan at the time they close, if our retail and credit operation performance does not improve, we could be in breach of one or more covenants within the next twelve months.

Future financings could adversely affect common stock ownership interest and rights in comparison with those of other security holders.

Our board of directors has the power to issue additional shares of common or preferred stock without stockholder approval. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage of ownership of our existing stockholders will be reduced, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders. If we issue additional common stock or securities convertible into common stock, such issuance will reduce the proportionate ownership and voting power of each other stockholder. In addition, such stock issuances might result in a reduction of the book value of our common stock.

Increased borrowing costs will negatively impact our results of operations.

Because most of our customer receivables have interest rates equal to the highest rate allocated under applicable law, we will not be able to pass these higher borrowing costs along to our customers and our results of operations will be negatively impacted.

The interest rates on our existing ABL facility and the 2002 Series A program under our asset-backed securitization facility fluctuate up or down based upon the LIBOR rate, the prime rate of our administrative agent or the federal funds rate in the case of the revolving credit facility and the commercial paper rate in the case of the 2002 Series A program. The level of interest rates in the market in general will impact the interest rate on any debt instruments issued, if any. Additionally, we may issue debt securities or enter into credit facilities under which we pay interest at a higher rate than we have historically paid, including our restated ABL facility and the new term loan, which would further reduce our margins and negatively impact our results of operations.

If we complete the Refinancing Transactions, the interest rate on our restated ABL facility will fluctuate up or down based upon the LIBOR rate, the prime rate of our administrative agent or the federal funds rate. The interest rate on the new term loan will fluctuate up or down based upon the LIBOR rate, with a floor on the LIBOR rate used in computing interest of 3.0%. The level of interest rates in the market in general will impact the interest rate on any debt instruments issued, if any. Additionally, we may issue debt securities or enter into credit facilities under which we pay interest at a higher rate than we have historically paid, which would further reduce our margins and negatively impact our results of operations.

We may not be able to open and profitably operate new stores in existing, adjacent and new geographic markets.

Dependent on capital availability, following the consummation of the Transactions, we expect to be in a better position to, and may, reinstate our new store opening program. New stores are not likely to be profitable on an operating basis during the first three to six months after they open and even after that time period may not be profitable or meet our goals. Any of these circumstances could have a material adverse effect on our financial results. There are a number of factors that could affect our ability to open and operate new stores consistent with our business plan, including:

•	the availability of additional financial resources;

•	the availability of favorable sites in existing adjacent and new markets at price levels consistent with our business plan;

•	competition in existing, adjacent and new markets;

•	competitive conditions, consumer tastes and discretionary spending patterns in adjacent and new markets that are different from those in our existing markets;

•	a lack of consumer demand for our products or financing programs at levels that can support new store growth;

•	inability to make customer financing programs available that allow consumer to purchase products at levels that can support new store growth;

•	limitations created by covenants and conditions under our revolving credit facility and asset-backed securitization program;

•	the substantial outlay of financial resources required to open new stores and the possibility that we may recognize little or no related benefit;

•	the inability to identify suitable sites and to negotiate acceptable leases for these sites;

•	an inability or unwillingness of vendors to supply product on a timely basis at competitive prices;

•	the failure to open enough stores in new markets to achieve a sufficient market presence and realize the benefits of leveraging our advertising and our distribution system;

•	unfamiliarity with local real estate markets and demographics in adjacent and new markets;

•	problems in adapting our distribution and other operational and management systems to an expanded network of stores;

•	difficulties associated with the hiring, training and retention of additional skilled personnel, including store managers; and

•	higher costs for print, radio and television advertising.

These factors may also affect the ability of any newly opened stores to achieve sales and profitability levels comparable with our existing stores or to become profitable at all. As a result, we may determine that we need to close certain stores or continue to reduce the hours of operation in some stores, which could materially adversely impact our business, financial condition, operating results or cash flows, as we may incur expenses and non-cash write-offs related to closing a store and settling our remaining lease obligations and our initial investment in fixed assets and related store costs.

If we are unable to manage our growing business, our revenues may not increase as anticipated, our cost of operations may rise and our results of operations may decline.

We face many business risks associated with growing companies, including the risk that our management, financial controls and information systems will be inadequate to support our expansion in the future. Our growth will require management to expend significant time and effort and additional resources to ensure the continuing adequacy of our financial controls, operating procedures, information systems, product purchasing, warehousing and distribution systems and employee training programs. We cannot predict whether we will be able to manage effectively these increased demands or respond on a timely basis to the changing demands that our expansion will impose on our management, financial controls and information systems. If we fail to manage successfully the challenges of growth, do not continue to improve these systems and controls or encounter unexpected difficulties during expansion, our business, financial condition, operating results or cash flows could be materially adversely affected.

We may expand our retail offerings which may have different operating or legal requirements than our current operations.

In addition to the retail and consumer finance products we currently offer, we may offer other products and services in the future, including “rent-to-own” programs. These products and services may require additional or different operating systems or have additional or different legal or regulatory requirements than the products and services we currently offer. In the event we undertake such an expansion and do not have the proper infrastructure or personnel, or do not successfully execute such an expansion, our business, financial condition, operating results or cash flows could be materially adversely affected.

A decrease in our credit sales or a decline in credit quality could lead to a decrease in our product sales and profitability.

In the last three fiscal years, we financed, on average, approximately 61% of our retail sales through our in-house propriety credit programs to customers with a broad range of credit worthiness. During the six months ended July 31, 2010, the weighted average origination credit score of all sales financed under our credit program was 620. These sales included sales financed through our secondary portfolio with a weighted average origination credit score of 560 during the same time period. A large portion of our credit portfolio is to customers considered by many to be subprime borrowers. Our ability to provide credit as a financing alternative for our customers depends on many factors, including the quality of our customer receivable portfolio. Payments on some of our credit accounts become delinquent from time to time, and some accounts end up in default, due to several factors, such as general and local economic conditions, including the impact of rising interest rates and unemployment rates. As we expand into new markets, we will obtain new credit accounts that may present a higher risk than our existing credit accounts since new credit customers do not have an established credit history with us. A general decline in the quality of our customer receivable portfolio could lead to a reduction in the advance rates used or eligible customer receivable balances included in the borrowing base calculations under our revolving credit facility and thus a reduction of available credit to fund our finance operations. As a result, if we are required to reduce the amount of credit we grant to our customers, we most likely would sell fewer products, which would adversely affect our earnings and cash flows. Further, because approximately 60% of our credit customers have historically made their credit account payments in our stores, any decrease in credit sales could reduce traffic in our stores and lower our revenues. A decline in the credit quality of our credit accounts could also cause an increase in our credit losses, which would result in an adverse effect on our earnings. A decline in credit quality could also lead to stricter underwriting criteria which would likely have a negative impact on net sales.

Deterioration in the performance of our customer receivables portfolio could significantly affect our liquidity position and profitability.

Our liquidity position and profitability are heavily dependent on our ability to collect our customer receivables. If our customer receivables portfolio were to substantially deteriorate, the liquidity available to us would most likely be reduced due to the challenges of complying with the covenants and borrowing base calculations under our credit facilities and our earnings may decline due to higher provisions for bad debt expense, higher net charge-off rates and lower interest and fee income. In addition, a significant percentage of our current net income and cash flows is derived from our credit operations and the ability to grow our credit portfolio is important to our future success.

Our ability to collect from credit customers may be materially impaired by store closings and our need to rely on a replacement servicer in the event of our liquidation.

We may be unable to collect a large portion of periodic credit payments should our stores close as many of our customers remit payments “in store”. During the course of fiscal 2010, approximately 60% of our active credit customers made a payment in one of our stores. In the event of store closings, credit customers may not pay balances in a timely fashion, or may not pay at all, since a large number of our customers have not traditionally made payments to a central location.

In addition, we service all of our credit customers through our in-house servicing operation. At this time, there is not a formalized back-up servicer plan in place for our customer receivables. In the event of our liquidation, a servicing arrangement would have to be implemented, which could materially impact the collection of our customer receivables.

In deciding whether to extend credit to customers, we rely on the accuracy and completeness of information furnished to us by or on behalf of our credit customers. If we and our systems are unable to detect any misrepresentations in this information, this could have a material adverse effect on our results of operations and financial condition.

In deciding whether to extend credit to customers, we rely heavily on information furnished to us by or on behalf of our credit customers and our ability to validate such information through third-party services, including employment and personal financial information. If a significant percentage of our credit customers intentionally or negligently misrepresented any of this information, and we and our systems did not detect such misrepresentations, this could have a material adverse effect on our ability to effectively manage our credit risk, which could have a material adverse effect on our results of operations and financial condition.

Our policy of reaging certain delinquent borrowers affects our delinquency statistics and the timing and amount of our write-offs.

As of July 31, 2010, 18.4% of our credit portfolio consisted of “reaged” customer receivables. Reaging is offered to certain eligible past due customers if they meet the conditions of our reage policy. Our decision to offer a delinquent customer a reage program is based on that borrower’s specific condition, our history with the borrower, the amount of the loan and various other factors. When we reage a customer’s account, we move the account from a delinquent status to a current status. Management exercises a considerable amount of discretion over the reaging process and has the ability to reage an account multiple times during its life. Treating an otherwise uncollectible account as current affects our delinquency statistics, as well as impacting the timing and amount of charge-offs. If these accounts had been charged off sooner, our net loss rates might have been higher.

If we fail to timely contact delinquent borrowers, then the number of delinquent customer receivables eventually being charged off could increase.

We contact customers with delinquent credit account balances soon after the account becomes delinquent. During periods of increased delinquencies it is important that we are proactive in dealing with borrowers rather than simply allowing customer receivables to go to charge-off. Historically, when our servicing becomes involved at an earlier stage of delinquency with credit counseling and workout programs, there is a greater likelihood that the customer receivable will not be charged off.

During periods of increased delinquencies, it becomes extremely important that we are properly staffed and trained to assist borrowers in bringing the delinquent balance current and ultimately avoiding charge-off. If we do not properly staff and train our collections personnel, then the number of accounts in a delinquent status or charged-off could increase. In addition, managing a substantially higher volume of delinquent customer receivables typically increases our operational costs. A rise in delinquencies or charge-offs could have a material adverse effect on our business, financial condition, liquidity and results of operations.

We rely on internal models to manage risk and to provide accounting estimates. Our results could be adversely affected if those models do not provide reliable accounting estimates or predictions of future activity.

We make significant use of business and financial models in connection with our efforts to measure and monitor our risk exposures and to manage our credit portfolio. For example, we use models as a basis for credit underwriting decisions, portfolio delinquency, charge-off and collection expectations and other market risks, based on economic factors and our experience. The information provided by these models is used in making business decisions relating to strategies, initiatives, transactions and pricing, as well as our provisions for bad debt expense and the size of our allowance for doubtful accounts, among other accounting estimates.

Models are inherently imperfect predictors of actual results because they are based on historical data available to us and our assumptions about factors such as credit demand, payment rates, default rates, delinquency rates and other factors that may overstate or understate future experience. Our models could produce unreliable results for a number of reasons, including the limitations of historical data to predict results due to unprecedented events or circumstances, invalid or incorrect assumptions underlying the models, the need for manual adjustments in response to rapid changes in economic conditions, incorrect coding of the models, incorrect data being used by the models or inappropriate application of a model to products or events outside of the model’s intended use. In particular, models are less dependable when the economic environment is outside of historical experience, as has been the case recently.

In addition, we continually receive new economic data. Our critical accounting estimates, such as our provision for bad debt expense and the size of our allowance for doubtful accounts, are subject to change, often significantly, due to the nature and magnitude of changes in economic conditions. However, there is generally a lag between the availability of this economic information and the preparation of our consolidated financial statements. When economic conditions change quickly and in unforeseen ways, there is a risk that the assumptions and inputs reflected in our models are not representative of current economic conditions.

Due to the factors described above and in the “Management’s discussion and analysis of financial condition and results of operations” section in our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, including all amendments thereto, we may be required or may deem it necessary to increase our allowance for doubtful accounts in the future. Increasing our allowance for doubtful accounts would adversely affect our results of operations and our financial position.

The dramatic changes in the economy, credit and capital markets have required frequent adjustments to our models and the application of greater management judgment in the interpretation and adjustment of the results produced by our models. This application of greater management judgment reflects the need to take into account updated information while continuing to maintain controlled processes for model updates, including model development, testing, independent validation and implementation. As a result of the time and resources, including technical and staffing resources, that are required to perform these processes effectively, it may not be possible to replace existing models quickly enough to ensure that they will always properly account for the impacts of recent information and actions.

The current economic downturn has affected consumer purchases of discretionary items from us as well as their ability to repay their credit obligations to us, which could have a continued or prolonged negative effect on our net sales, gross margins and credit portfolio performance.

A significant portion of our net sales represent discretionary spending by our customers. Many factors affect spending, including regional or world events, war, conditions in financial markets, general business conditions, interest rates, inflation, energy and gasoline prices, consumer debt levels, the availability of consumer credit, taxation, unemployment trends and other matters that influence consumer confidence and spending. Our customers’ purchases of discretionary items, including our products, decline during periods when disposable income is lower or periods of actual or perceived unfavorable economic conditions. If this occurs, our net sales and results of operations would decline.

Recent turmoil in the national economy, including instability in the financial markets, declining consumer confidence and falling oil prices have negatively impacted our markets and present significant challenges to our operations in the coming quarters. Specifically, sales volumes and gross profit margins have been negatively impacted, and thus negatively impacted our overall profitability and liquidity, and these effects may continue for several additional fiscal quarters. Also, the declining economic conditions in our markets have impacted our customers’ ability to repay their credit obligations to us and thus our credit portfolio performance, including, net charge offs and delinquency trends, and we experienced significant declines in same-store sales. These factors led to a net operating loss in the second half of fiscal 2010, and as a result, we entered into amendments to our revolving credit facility and our securitization facilities to modify our covenants. If these conditions persist, we may incur further operating losses in the future and we may be required to seek covenant relief under our revolving credit facility and our securitization facilities, curtail our expansion plans, sell assets and take other measures to continue our access to capital.

We face significant competition from national, regional, local and Internet retailers of home appliances, consumer electronics and furniture.

The retail market for consumer electronics is highly fragmented and intensely competitive and the market for home appliances is concentrated among a few major dealers. We currently compete against a diverse group of retailers, including national mass merchants such as Sears, Wal-Mart, Target, Sam’s Club and Costco, specialized national retailers such as Best Buy and Rooms To Go, home improvement stores such as Lowe’s and Home Depot, and locally-owned regional or independent retail specialty stores that sell home appliances, consumer electronics and furniture similar, and often identical, to those items we sell. We also compete with retailers that market products through store catalogs and the Internet. In addition, there are few barriers to entry into our current and contemplated markets, and new competitors may enter our current or future markets at any time.

We may not be able to compete successfully against existing and future competitors. Some of our competitors have financial resources that are substantially greater than ours and may be able to purchase inventory at lower costs and better endure economic downturns. As a result, our sales may decline if we cannot offer competitive prices to our customers or we may be required to accept lower profit margins. Our competitors may respond more quickly to new or emerging technologies and may have greater resources to devote to promotion and sale of products and services. If two or more competitors consolidate their businesses or enter into strategic partnerships, they may be able to compete more effectively against us.

Our existing competitors or new entrants into our industry may use a number of different strategies to compete against us, including:

•	expansion by our existing competitors or entry by new competitors into markets where we currently operate;

•	entering the television market as the decreased size of flat-panel televisions allows new entrants to display and sell these product more easily;

•	lower pricing;

•	aggressive advertising and marketing;

•	extension of credit to customers on terms more favorable than we offer;

•	larger store size, which may result in greater operational efficiencies, or innovative store formats; and

•	adoption of improved retail sales methods.

Competition from any of these sources could cause us to lose market share, sales and customers, increase expenditures or reduce prices, any of which could have a material adverse effect on our results of operations.

If new products are not introduced or consumers do not accept new products, our sales may decline.

Our ability to maintain and increase sales depends to a large extent on the periodic introduction and availability of new products and technologies. We believe that the introduction and continued growth in consumer acceptance of new or enhanced products, such as digital Blu-ray players and digital, high-definition televisions, will have a significant impact on our ability to increase sales. These products are subject to significant technological changes and pricing limitations and are subject to the actions and cooperation of third parties, such as movie distributors and television and radio broadcasters, all of which could affect the success of these and other new consumer electronics technologies. It is possible that new products will never achieve widespread consumer acceptance or will be supplanted by alternative products and technologies that do not offer us a similar sales opportunity or are sold at lower price points or margins.

If we fail to anticipate changes in consumer preferences, our sales will decline.

Our products must appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to change. Our success depends upon our ability to anticipate and respond in a timely manner to trends in consumer preferences relating to home appliances, consumer electronics and furniture. If we fail to identify and respond to these changes, our sales of these products will decline. In addition, we often make commitments to purchase products from our vendors up to six months in advance of proposed delivery dates. Significant deviation from the projected demand for products that we sell may have a material adverse effect on our results of operations and financial condition, either from lost sales or lower margins due to the need to reduce prices to dispose of excess inventory.

We may experience significant price pressures over the life cycle of our products from competing technologies and our competitors and we may not be able to maintain our historical gross margin levels.

Prices for many of our products decrease over their life cycle. Such decreases often result in decreased gross profit margins for us. There is also substantial and continuing pressure from customers to reduce their total costs for products. Suppliers may also seek to reduce our margins on the sales of their products in order to increase their own profitability. The consumer electronics industry depends on new products to drive same store sales increases. Typically, these new products, such as high-definition and 3-D televisions, Blu-ray and DVD players, digital cameras, MP3 players and GPS devices are introduced at relatively high price points that are then gradually reduced as the product becomes mainstream. To sustain positive same store sales growth, unit sales must increase at a rate greater than the decline in product prices. The affordability of the product helps drive the unit sales growth. However, as a result of relatively short product life cycles in the consumer electronics industry, which limit the amount of time available for sales volume to increase, combined with rapid price erosion in the industry, retailers are challenged to maintain overall gross margin levels and positive same store sales. This has historically been our experience, and we continue to adjust our marketing strategies to address this challenge through the introduction of new product categories and new products within our existing categories. Gross margins realized on product sales fell from 24.2% in fiscal year 2008 to 19.9% in fiscal year 2010. If we fail to accurately anticipate the introduction of new technologies, we may possess significant amounts of obsolete inventory that can only be sold at substantially lower prices and profit margins than we anticipated. In addition, we may not be able to maintain our historical margin levels in the future due to increased sales of lower margin products such as personal electronics products and declines in average selling prices of key products. If sales of lower margin items continue to increase and replace sales of higher margin items or our consumer electronics products average selling prices decreases due to the maturity of their life cycle, our gross margin and overall gross profit levels will be adversely affected.

A disruption in our relationships with, or in the operations of, any of our key suppliers could cause our sales to decline.

The success of our business and growth strategies depends to a significant degree on our relationships with our suppliers, particularly our brand name suppliers such as General Electric, Whirlpool, Frigidaire, Friedrich, Maytag, LG, Mitsubishi, Panasonic, Samsung, Sony, Toshiba, Bose, Canon, JVC, Serta, Spring Air, Ashley, Lane, Broyhill, Jackson Furniture, Franklin, Hewlett Packard, Compaq, Poulan, Husqvarna and Toro. We do not have long term supply agreements or exclusive arrangements with the majority of our vendors. We typically order our inventory and repair parts through the issuance of individual purchase orders to vendors. We also rely on our suppliers for cooperative advertising support. We may be subject to rationing by suppliers with respect to a number of limited distribution items. In addition, we rely heavily on a relatively small number of suppliers. Our top five suppliers represented 51.7% of our purchases for fiscal 2010, and the top two suppliers represented approximately 23.3% of our total purchases. The loss of any one or more of these key vendors or failure to establish and maintain relationships with these and other vendors, and limitations on the availability of inventory or repair parts could have a material adverse effect on our results of operations and financial condition. If one of our vendors were to go out of business, it could have a material adverse effect on our results of operations and financial condition if such vendor is unable to fund amounts due to us, including payments due for returns of product and warranty claims.

Our ability to enter new markets successfully depends, to a significant extent, on the willingness and ability of our vendors to supply merchandise to additional warehouses or stores. If vendors are unwilling or unable to supply some or all of their products to us at acceptable prices in one or more markets, our results of operations and financial condition could be materially adversely affected.

Furthermore, we rely on credit from vendors to purchase our products. As of July 31, 2010, we had $62.1 million in accounts payable and $99.1 million in merchandise inventories. A substantial change in credit terms from vendors or vendors’ willingness to extend credit to us, including providing inventory under consignment arrangements, would reduce our ability to obtain the merchandise that we sell, which would have a material adverse effect on our sales and results of operations.

Our vendors also supply us with marketing funds and volume rebates. If our vendors fail to continue these incentives it could have a material adverse effect on our sales and results of operations.

You should not rely on our comparable store sales as an indication of our future results of operations because they fluctuate significantly.

Our historical same store sales growth figures have fluctuated significantly from quarter to quarter. For example, same store sales growth for each of the quarters of fiscal 2010 and the first two quarters of fiscal 2011 was -4.6%, -5.2%, -9.3%, -31.7%, -19.7% and -6.4%, respectively, while same store sales growth for each of the quarters for fiscal 2009 was 1.0%, -1.4%, -5.8%, and 12.5%, respectively. A number of factors have historically affected, and will continue to affect, our comparable store sales results, including:

•	changes in competition, such as pricing pressure, and the opening of new stores by competitors in our markets;

•	general economic conditions;

•	new product introductions;

•	consumer trends;

•	changes in our merchandise mix;

•	changes in the relative sales price points of our major product categories;

•	ability to offer credit programs attractive to our customers;

•	the impact of any new stores on our existing stores, including potential decreases in existing stores’ sales as a result of opening new stores;

•	weather conditions in our markets;

•	timing of promotional events;

•	timing, location and participants of major sporting events;

•	reduction in new store openings;

•	the percentage of our stores that are mature stores;

•	the locations of our stores and the traffic drawn to those areas;

•	how often we update our stores; and

•	our ability to execute our business strategy effectively.

Changes in our quarterly and annual comparable store sales results could cause the price of our common stock to fluctuate significantly.

We experience seasonal fluctuations in our sales and quarterly results.

We typically experience seasonal fluctuations in our net sales and operating results, with the quarter ending January 31, which includes the holiday selling season, generally accounting for a larger share of our net sales and net income. We also incur significant additional expenses during such fiscal quarter due to higher purchase volumes and increased staffing. If we miscalculate the demand for our products generally or for our product mix during the fiscal quarter ending January 31, or if we experience adverse events, such as bad weather in our markets during our fourth fiscal quarter, our net sales could decline, resulting in excess inventory or increased sales discounts to sell excess inventory, which would harm our financial performance. A shortfall in expected net sales, combined with our significant additional expenses during this fiscal quarter, could cause a significant decline in our operating results and such sales may not be deferred to future periods.

Our business could be adversely affected by changes in consumer protection laws and regulations.

Federal and state consumer protection laws and regulations, such as the Fair Credit Reporting Act, limit the manner in which we may offer and extend credit. Because our customers finance through our credit segment a substantial portion of our sales, any adverse change in the regulation of consumer credit could adversely affect our total sales and gross margins. For example, new laws or regulations could limit the amount of interest or fees that may be charged on consumer credit accounts, including by reducing the maximum interest rate that can be charged in the states in which we operate, or restrict our ability to collect on account balances, which would have a material adverse effect on our cash flow and results of operations. Compliance with existing and future laws or regulations, including regulations that may be applicable to us under the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted into law in July 2010, could require us to make material expenditures, in particular personnel training costs, or otherwise adversely affect our business or financial results. Failure to comply with these laws or regulations, even if inadvertent, could result in negative publicity, fines or additional licensing expenses, any of which could have an adverse effect on our cash flow, results of operations and stock price.

Pending litigation relating to the sale of credit insurance and the sale of repair service agreements in the retail industry could adversely affect our business.

We understand that states’ attorneys general and private plaintiffs have filed lawsuits against other retailers relating to improper practices conducted in connection with the sale of credit insurance in several jurisdictions around the country. We offer credit insurance in our stores on sales financed under our credit programs and require the customer to purchase property insurance from us or provide evidence from a third party insurance provider, at their election, in connection with sales of merchandise on installment credit; therefore, similar litigation could be brought against us. While we believe we are in full compliance with applicable laws and regulations, if we are found liable in any future lawsuit regarding credit insurance or repair service agreements, we could be required to pay substantial damages or incur substantial costs as part of an out-of-court settlement or require us to modify or suspend certain operations any of which could have a material adverse effect on our results of operations. An adverse judgment or any negative publicity associated with our repair service agreements or any potential credit insurance litigation could also affect our reputation, which could have a negative impact on our cash flow and results of operations.

Adverse or negative publicity, including the publicity related to the settlement of the lawsuit filed against us by the Texas Attorney General, could cause our business to suffer or result in copycat lawsuits.

Any negative publicity associated with the settlement of the lawsuit filed against us by the Texas Attorney General or our repair service agreements or our product replacement agreements or any other negative publicity could adversely affect our reputation and negatively impact our sales and results of operations. On November 24, 2009, we settled litigation filed against us earlier in the year by the Texas Attorney General. The suit alleged that we engaged in deceptive trade practices in violation of the Texas Deceptive Trade Practices-Consumer Protection Act regarding our service maintenance and product replacement agreement business activities. The Attorney General alleged, among other things, that we failed to honor product maintenance and replacement agreements, misled customers about the nature of our product maintenance and replacement arrangements, and engaged in false advertising with respect to our product maintenance and replacement agreements. We denied those allegations in our answer to the suit and, under the terms of the settlement with the Texas Attorney General, we continue to deny any wrongdoing. However, the negative publicity associated with this settlement or our service maintenance and replacement program agreements could adversely affect our reputation and negatively impact our net sales.

The Texas Attorney General’s lawsuit and the resulting changes to our operations could materially adversely affect our results of operations and financial position.

Under our settlement agreement with the Texas Attorney General relating to litigation filed against us in May of last year, we consented to certain changes made to the service agreements and replacement product plan agreements that we sell for a third party insurer and to strengthen the manner in which we market and service these programs. The impact of the changes in these programs is unknown and could materially and adversely affect our results of operations.

Our corporate actions may be substantially controlled by our principal shareholders and affiliated entities.

As of the record date, Stephens and The Stephens Group, LLC, two of our stockholders, and their affiliated entities beneficially owned approximately 23.8% and 26.0%, respectively, of our common stock and their interests may conflict with the will or interests of our other equityholders. While Stephens and its affiliates hold their 23.8% of our common stock through a voting trust that will vote the shares in the same proportion as votes cast by all other stockholders, this voting trust agreement will expire in 2013, unless extended, and upon expiration Stephens and its affiliates will not be restricted on how it votes its shares. These stockholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. Assuming no other holders exercise their rights in this offering, and that Stephens, The Stephens Group, LLC and certain of their respective affiliates, each exercises its basic and oversubscription privileges in full as they have indicated, after giving effect to this offering, Stephens and The Stephens Group, LLC and their respective affiliates, would own approximately 30.0% and 34.4%, respectively, of our outstanding common stock.

If we lose key management or are unable to attract and retain the qualified sales and credit granting and collection personnel required for our business, our operating results could suffer.

Our future success depends to a significant degree on the skills, experience and continued service of our key executives or the identification of suitable successors for them. If we lose the services of any of these individuals, or if one or more of them or other key personnel decide to join a competitor or otherwise compete directly or indirectly with us, and we are unable to identify a suitable successor, our business and operations could be harmed, and we could have difficulty in implementing our strategy. In addition, as our business grows, we will need to locate, hire and retain additional qualified sales personnel in a timely manner and develop, train and manage an increasing number of management level sales associates and other employees. Additionally, if we are unable to attract and retain qualified credit granting and collection personnel, our ability to perform quality underwriting of new credit transactions and maintain workloads for our collections personnel at a manageable level, our operation could be adversely impacted and result in higher delinquency and net charge-offs on our credit portfolio. Competition for qualified employees could require us to pay higher wages to attract a sufficient number of employees, and increases in the federal minimum wage or other employee benefits costs could increase our operating expenses. If we are unable to attract and retain personnel as needed in the future, our net sales and operating results could suffer.

Our costs of doing business could increase as a result of changes in federal, state or local regulations.

Changes in the federal, state or local minimum wage requirements or changes in other wage or workplace regulations could increase our cost of doing business. In addition, changes in federal, state or local regulations governing the sale of some of our products or tax regulations could increase our cost of doing business. Also, passage of the Employer Free Choice Act or similar laws in Congress could lead to higher labor costs by encouraging unionization efforts among our associates and disruption of store operations.

Because our stores are located in Texas, Louisiana and Oklahoma, we are subject to regional risks.

Our 76 stores are located exclusively in Texas, Louisiana and Oklahoma. This subjects us to regional risks, such as the economy, weather conditions, hurricanes and other natural or man-made disasters. If the region suffers a continued or another economic downturn or any other adverse regional event, there could be an adverse impact on our net sales and results of operations and our ability to implement our planned expansion program once we have adequate capital availability. Several of our competitors operate stores across the United States and thus are not as vulnerable to the risks of operating in one region. Additionally, these states in general, and the local economies where many of our stores are located in particular, are dependent, to a degree, on the oil and gas industries, which can be very volatile. Additionally, because of fears of climate change and adverse effects of drilling explosions and oil spills in the Gulf of Mexico, legislation has been introduced or is being considered, and governmental emergency pronouncements, regulations and orders have been issued and are under consideration, including moratoriums on offshore drilling, which, combined with the local economic and employment conditions caused by both, could materially and adversely impact the oil and gas industries and the areas in which a majority of our stores are located in Texas and Louisiana. To the extent the oil and gas industries are negatively impacted by declining commodity prices, climate change or other legislation and other factors, we could be negatively impacted by reduced employment, or other negative economic factors that impact the local economies where we have our stores.

In addition, recent turmoil in the national economy, including instability in the financial markets, has impacted our local markets. In June 2010, the average unemployment rate in Texas, Louisiana and Oklahoma was 8.2%, 7.0% and 6.8%, respectively compared to 7.5%, 6.8% and 6.3% in 2009, respectively and 4.4%, 3.8% and 3.9% in 2008, respectively. The current recession or a further downturn in the general economy, or in the region where we have our stores, could have a negative impact on our net sales and results of operations.

Our information technology infrastructure is vulnerable to damage that could harm our business.

Our ability to operate our business from day to day, in particular our ability to manage our credit operations and inventory levels, largely depends on the efficient operation of our computer hardware and software systems. We use management information systems to track inventory information at the store level, communicate customer information, aggregate daily sales information and manage our credit portfolio, including processing of credit applications and management of collections. These systems and our operations are subject to damage or interruption from:

•	power loss, computer systems failures and Internet, telecommunications or data network failures;

•	operator negligence or improper operation by, or supervision of, employees;

•	physical and electronic loss of data or security breaches, misappropriation and similar events;

•	computer viruses;

•	intentional acts of vandalism and similar events; and

•	hurricanes, fires, floods and other natural disasters.

In addition, the software that we have developed to use in our daily operations may contain undetected errors that could cause our network to fail or our expenses to increase. Any failure of our systems due to any of these causes, if it is not supported by our disaster recovery plan, could cause an interruption in our operations and result in reduced net sales and results of operations. Though we have implemented contingency and disaster recovery processes in the event of one or several technology failures, any unforeseen failure, interruption or compromise of our systems or our security measures could affect our flow of business and, if prolonged, could harm our reputation. The risk of possible failures or interruptions may not be adequately addressed by us or the third parties on which we rely, and such failures or interruptions could occur. The occurrence of any failures or interruptions could have a material adverse effect on our business, financial condition, liquidity and results of operations.

If we are unable to maintain our insurance licenses in the states we operate, our results of operations would suffer.

We derive a significant portion of our revenues and operating income from the commissions we earn from the sale of various insurance products of third-party insurers to our customers. These products include credit insurance, repair service agreements and product replacement policies. We also are the direct obligor on certain extended repair service agreements we offer to our customers. If for any reason we were unable to maintain our insurance licenses in the states we operate or if there are material claims or future material litigation involving our repair service agreements or product replacement policies, our results of operations would suffer.

If we are unable to continue to offer third-party repair service agreements to our customers who purchase, or have purchased our products, we could incur additional costs or repair expenses, which would adversely affect our financial condition and results of operations.

There are a limited number of insurance carriers that provide repair service agreement programs. If insurance becomes unavailable from our current providers for any reason, we may be unable to provide repair service agreements to our customers on the same terms, if at all. Even if we are able to obtain a substitute provider, higher premiums may be required, which could have an adverse impact on our profitability if we are unable to pass along the increased cost of such coverage to our customers. Inability to maintain the repair service agreement program could cause fluctuations in our repair expenses and greater volatility of earnings and could require us to become the obligor under new contracts sold.

If we are unable to maintain group credit insurance policies from insurance carriers, which allow us to offer their credit insurance products to our customers purchasing our merchandise on credit, our revenues would be reduced and the provision for bad debts might increase.

There are a limited number of insurance carriers that provide credit insurance coverage for sale to our customers. If credit insurance becomes unavailable for any reason we may be unable to offer substitute coverage on the same terms, if at all. Even if we are able to obtain substitute coverage, it may be at higher rates or reduced coverage, which could affect the customer acceptance of these products, reduce our revenues or increase our credit losses.

Changes in premium and commission rates allowed by regulators on the credit insurance, repair service agreements or product replacement agreements we sell as allowed by the laws and regulations in the states in which we operate could affect our revenues.

We derive a significant portion of our revenues and operating income from the sale of various third-party insurance products to our customers. These products include credit insurance, repair service agreements and product replacement agreements. If the commission we retain from sales of those products declines, our operating results would suffer.

Changes in trade regulations, currency fluctuations and other factors beyond our control could affect our business.

A significant portion of our inventory is manufactured and/or assembled overseas and in Mexico. Changes in trade regulations, currency fluctuations or other factors beyond our control may increase the cost of items we purchase or create shortages of these items, which in turn could have a material adverse effect on our results of operations and financial condition. Conversely, significant reductions in the cost of these items in U.S. dollars may cause a significant reduction in the retail prices of those products, resulting in a material adverse effect on our sales, margins or competitive position. In addition, commissions earned on our credit insurance, repair service agreement or product replacement agreement products could be adversely affected by changes in statutory premium rates, commission rates, adverse claims experience and other factors.

We may be unable to protect our intellectual property rights, which could impair our name and reputation.

We believe that our success and ability to compete depends in part on consumer identification of the name “Conn’s.” We have registered the trademarks “Conn’s” and our logo. We intend to protect vigorously our trademark against infringement or misappropriation by others. A third party, however, could attempt to misappropriate our intellectual property in the future. The enforcement of our proprietary rights through litigation could result in substantial costs to us that could have a material adverse effect on our financial condition or results of operations.

Failure to protect the security of our customer’s information could expose us to litigation, judgments for damages and undermine the trust placed with us by our customers.

We capture, transmit, handle and store sensitive information, which involves certain inherent security risks. Such risks include, among other things, the interception of customer data and information by persons outside us or by our own employees. While we believe we have taken appropriate steps to protect confidential information, there can be no assurance that we can prevent the compromise of our customers’ data or other confidential information. If such a breach should occur it could have a severe negative impact on our business and results of operations.

Any changes in the tax laws of the states in which we operate could affect our state tax liabilities. Additionally, beginning operations in new states could also affect our state tax liabilities.

As we experienced in fiscal year 2008 with the change in the Texas tax law, legislation could be introduced at any time that changes our state tax liabilities in a way that has an adverse impact on our results of operations. The Texas margin tax increased our effective rate from approximately 35.1%, before its introduction, to 37.1% in fiscal year 2009 and to 51.2% in fiscal year 2010. Our recent commencement of operations in Oklahoma and the potential to enter new states in the future could adversely affect our results of operations, dependent upon the tax laws in place in those states.

Significant volatility in oil and gasoline prices could affect our customers’ determination to drive to our stores, and cause us to raise our delivery charges.

Significant volatility in oil and gasoline prices could adversely affect our customers’ shopping decisions and patterns. We rely heavily on our internal distribution system and our next day delivery policy to satisfy our customers’ needs and desires, and increases in oil and gasoline prices could result in increased distribution charges. Such increases may not significantly affect our competitors.

Risks Related to this Rights Offering

The subscription price determined for the rights offering is not an indication of the fair value of our common stock.

Our board of directors determined the subscription price considering the likely cost of obtaining capital from other sources, the size and timing of the rights offering, and the price at which our stockholders might be willing to participate in the rights offering, among other things. The subscription price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities. You should not consider the subscription price to be an indication of the fair value of the common stock to be offered in the rights offering. After the date of this prospectus supplement, our common stock may trade at prices above or below the subscription price.

The price of our common stock is volatile and may decline before or after the subscription rights expire or after you exercise your subscription rights.

The market price of our common stock could be subject to wide fluctuations in response to numerous factors, including the rights offering, announcement of the Refinancing Transactions and reports on our recent performance, as well as factors that have little to do with us or our performance, and these fluctuations could materially reduce our stock price. These factors include, among other things, actual or anticipated variations in our operating results and cash flow, the nature and content of our earnings releases, and our competitors’ and customers’ earnings releases, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for similar stocks, the number of shares of our common stock outstanding, changes in capital markets that affect the perceived availability of capital to companies in our industries, governmental legislation or regulation, currency and exchange rate fluctuations, as well as general economic and market conditions, such as recessions. In addition, the market price of our common stock historically has experienced significant price and volume fluctuations similar to those experienced by the broader stock market in recent years. These broad market fluctuations may cause declines in the market price of our common stock.

We cannot assure you that the public trading market price of our common stock will not decline after you elect to exercise your subscription rights. If that occurs, you may have committed to buy shares of common stock in the rights offering at a price greater than the prevailing market price and could have an immediate unrealized loss. Moreover, we cannot assure you that, following the exercise of your rights, you will be able to sell your common stock at a price equal to or greater than the subscription price, and you may lose all or part of your investment in our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any substantially similar securities. The market price of our common stock could decline as a result of the sales of shares of common stock or similar securities in the market made after this offering or the perception that such sales could occur.

We have broad discretion in the use of net proceeds from this offering and may not use the proceeds effectively.

Although we plan to use the proceeds from this offering, together with incremental borrowings under our restated ABL facility and the capital provided by our new term loan, to redeem all of the outstanding Asset-Backed Notes as described in “Prospectus Supplement Summary — The Refinancing Transactions,” we will not be restricted to such use, will have broad discretion in determining how the proceeds of this offering will be used and could, in our sole discretion, use the proceeds for other purposes, including for general corporate purposes such as reinstating our store opening program or expanding our credit operations. Our discretion is not substantially limited by the uses set forth in “Use of Proceeds” of this prospectus supplement. While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this rights offering. Investors in this rights offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of this offering. Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds.

Because we do not have any formal commitments from any of our stockholders to participate in this rights offering, and have not entered into a standby purchase agreement with any person concerning this rights offering, the net proceeds we receive from this rights offering may be lower than currently anticipated and the gross proceeds may be less than $25.0 million.

We do not have any binding commitments from any of our stockholders to participate in this rights offering and we cannot assure you that any of our other stockholders will exercise all or any part of their basic subscription privilege or their oversubscription privilege. If our stockholders subscribe for fewer shares of our common stock than anticipated, the gross proceeds may be less than $25.0 million. Although Stephens, The Stephens Group, LLC and certain of their respective affiliates have each indicated to us their respective intentions to exercise their basic and oversubscription privileges in full, we have not entered into any agreements with Stephens or The Stephens Group, LLC obligating either of them to do so. Either or both of Stephens or The Stephens Group, LLC may elect not to participate in this offering at any time. In addition, we are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock subscribed for through the basic subscription privilege or the oversubscription privilege. Therefore, there is no certainty that any shares will be purchased pursuant to the rights offering and there is no minimum purchase requirement as a condition to our accepting subscriptions.

If we are unable to raise $25.0 million in this rights offering, it may effect our ability to complete the Refinancing Transactions. If we fail to complete the Refinancing Transactions, we may be unable to renew or replace our existing credit facilities and asset-backed securitization facilities which mature in August 2011, which would require us to reduce, or possibly cease, offering customer credit which could materially and adversely affect our revenues and results of operations. If we were unable to renew or replace our existing credit facilities and asset-backed securitization facilities which mature in August 2011, then we may be unable to pay the full principal amounts due when these facilities mature which would materially and adversely affect our business. Additionally, if we are unable to renew or replace our existing credit facilities and asset-backed securitization facilities which mature in August 2011, then we may be unable to obtain an unqualified audit opinion with respect to our fiscal 2011 financial statements, which would result in an event of default under the provisions of the facilities, which if not waived would result in a default under the provisions of the facilities.

We may cancel this rights offering at any time prior to the expiration of the subscription period, and neither we nor the subscription agent will have any obligation to you except to return your subscription payment.

We may at our sole discretion cancel this rights offering at any time prior to the expiration of the subscription period. If we elect to cancel this rights offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return to you, without interest or deduction, as soon as practicable any subscription payments. If you purchase subscription rights and this rights offering is cancelled, your investment will be worthless and you will have no recourse against us, the subscription agent or the person from whom you purchased the subscription rights.

Because you may not revoke or change your exercise of the subscription rights, you could be committed to buying shares above the prevailing trading price at the time this rights offering is completed.

Once you exercise your subscription rights, except in limited circumstances relating to a material amendment to the terms of this rights offering, you may not revoke or change the exercise. The trading price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights, and afterwards, the trading price of our common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing trading price and could have an immediate unrealized loss. Our common stock is traded on the Nasdaq Global Select Market under the symbol “CONN,” and the closing sale price of our common stock on the Nasdaq Global Select Market on November 5, 2010, was $4.00 per share. There can be no assurances that the trading price of our common stock will equal or exceed the subscription price at the time of exercise or at the expiration of the subscription period or thereafter.

Further, material information may become available between the date of this prospectus supplement and the expiration date of this rights offering which could impact your decision to exercise your rights. If you exercise your subscription rights prior to obtaining any such information, you still will not be able to revoke your prior exercise of your subscription rights.

You may not be able to resell any shares of our common stock that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the subscription period or be able to sell your shares at a price equal to or greater than the subscription price.

If you exercise subscription rights, you may not be able to resell the common stock purchased by exercising your subscription rights until you, or your broker, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you purchased in this rights offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after completion of this rights offering, there may be a delay between the expiration date of this rights offering and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell your common stock at a price equal to or greater than the subscription price.

No prior market exists for the subscription rights and accordingly you may not be able to sell your subscription rights.

The subscription rights are a new issue of securities with no established trading market prior to November 8, 2010. The subscription rights trade on the Nasdaq Global Select Market under the symbol “CONNR” and we currently expect them to continue to trade until 4:00 p.m., Eastern Time, on November 22, 2010, the last business day prior to the expiration date. We cannot assure you, however, that a market will develop or how liquid any market for the subscription rights will be. Three registered broker-dealers, including Stephens, have indicated that they intend to make a market in the rights and our common stock on the Nasdaq Global Select Market, but none of them are obligated to do so and may discontinue any such market-making at any time without notice If you sell your subscription rights through your broker, custodian bank or other nominee, you must deliver your order to sell to your broker, custodian bank or other nominee such that it will be actually received well in advance of 5:00 p.m., Eastern Time, on November 22, 2010, the last business day prior to November 23, 2010, the scheduled expiration date of this rights offering. If you wish to sell your subscription rights or the subscription agent tries to sell subscription rights on your behalf in accordance with the procedures discussed in this prospectus supplement but such subscription rights cannot be sold, or if you provide the subscription agent with instructions to exercise the subscription rights and your instructions are not timely received by the subscription agent or if you do not provide any instructions to exercise your subscription rights, then the subscription rights will expire and will be void and no longer exercisable.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights will be rejected.

Stockholders who desire to purchase shares in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration date of this rights offering. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the subscription period. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the subscription period. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, your payment does not clear or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering prior to the expiration of the subscription period, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form. We have the sole discretion to determine whether the exercise of your subscription rights properly and timely follows the subscription procedures.

If you do not fully exercise your basic subscription privilege and this rights offering is completed, your interest in us will most likely be significantly diluted. In addition, if you do not exercise your basic subscription privilege in full and the subscription price is less than the fair value of our common stock, then you would experience an immediate dilution of the aggregate fair value of your shares, which could be substantial.

We may issue up to 9,259,390 shares of common stock in this rights offering. If you do not choose to fully exercise your basic subscription privilege, your percentage ownership interest in us will decrease if this rights offering is completed, and if you do not exercise your basic subscription privilege at all, your percentage ownership in us could decrease significantly. In addition, if you exercise your basic subscription privilege in full but do not exercise your oversubscription privilege and other stockholders exercise both their basic and oversubscription privileges, the percentage of our common stock owned by those other stockholders will increase. For example, if you own 1,000,000 shares of common stock before this rights offering, or approximately 4.4% of our common stock, and you do not exercise any of your basic or oversubscription privileges while all other stockholders exercise their subscription privileges in full, then your percentage ownership will be reduced to approximately 3.1%. In addition, if you do not exercise your basic subscription privilege in full and the subscription price is less than the fair value of our common stock, you would experience immediate dilution of the value of your shares relative to what your value would have been had our common stock been issued at fair value. This dilution could be substantial.

In administering this rights offering, we will be relying on statements, representations and other information provided to us by third parties.

In administering the exercising of rights and the pro rationing of oversubscription privileges in this rights offering, we will rely on the accuracy of various statements and representations provided to us by brokers, dealers, holders of rights and other third parties. If these statements or representations are false or inaccurate, it may delay or otherwise negatively effect our or the subscription agent’s ability to administer this rights offering in accordance with the terms and conditions described in this prospectus supplement.

USE OF PROCEEDS

The net proceeds to us from this rights offering will depend on the number of subscription rights that are exercised. If each stockholder exercises its subscription rights in full, at a subscription price of $2.70 per share, we will receive gross proceeds of approximately $25.0 million in this rights offering. We currently estimate that the expenses of the rights offering will be approximately $1.5 million. Accordingly, if each stockholder exercises its subscription rights in full at a subscription price of $2.70 per share, we expect to receive net proceeds of approximately $23.5 million from this rights offering.

We intend to use the proceeds from this offering, together with incremental borrowings under our restated ABL facility and the capital provided by our new term loan, to redeem all of the outstanding Asset-Backed Notes as described in “Prospectus Supplement Summary — The Refinancing Transactions.” As a result of the Transactions, we expect to be better positioned to review our strategic business plan.

The 2002 Series A securitization facility consists of $170.0 million aggregate principal amount of notes which mature in August 2011 and bear interest at commercial paper rates plus a spread of 250 basis points and require payment of a quarterly commitment fee. The 2006 Series A securitization facility, which was consummated in August 2006 and matures in April 2017, consists of $135.0 million aggregate principal amount of notes, after the scheduled September and October principal payments, of private bond placements. We began making scheduled principal payments in September 2010 of $7.5 million a month. As of July 31, 2010, we had issued $320.0 million under our existing securitization facilities in the form of the Asset-Backed Notes, with a weighted average interest rate on the 2002 Series A variable funding note of 4.9% during the month of July 2010 and a weighted fixed rate of 5.75% on the 2006 Series A notes. In addition, the borrowings under our existing ABL facility bore interest at a weighted average rate of 4.8% at July 31, 2010, including the interest expense associated with our interest rate swaps, and mature in August 2011.

DILUTION/ACCRETION

Purchasers of our common stock in the rights offering will experience an immediate accretion of their shares of our common stock. At July 31, 2010, we had a net tangible book value of approximately $347.7 million, or $15.46 per share of our common stock held by continuing stockholders. After giving effect to the sale of approximately 9,259,390 shares of our common stock in the rights offering and after deducting transaction and offering expenses, the pro forma net tangible book value at July 31, 2010 attributable to holders of our common stock would have been $370.1 million, or $11.66 per share of our common stock. The following table illustrates this per share accretion.

Subscription price	$2.70
Net tangible book value per share at July 31, 2010, before the rights offering	$15.46
Pro forma net tangible book value per share after giving effect to the rights offering	$11.66
Pro forma net tangible book value per share to purchasers in excess of subscription price	$8.96

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of July 31, 2010, on an actual basis and on an as adjusted basis to give effect to (i) the sale of all 9,259,390 shares of common stock offered in this rights offering at a price of 2.70 per share, (ii) the consummation of the Refinancing Transactions and (iii) payment of estimated expenses of $13.9 million in connection with completion of the Transactions. The following information should be read in conjunction with our consolidated financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the three months ended July 31, 2010, the information provided in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	July 31, 2010
	Actual	As Adjusted
	(Dollars in thousands)

Cash and cash equivalents	$8,466	$8,466
Restricted cash (1)	$6,000	$—

Secured debt:
ABL Facility (2)	$109,400	$312,253
2002 Series A Variable Funding Note (3)	$170,000	$—
2006 Series A Notes (3)	$150,000	$—
Term loan (4)	$—	$100,000

Other secured debt (5)	$337	$337

Total secured debt	$429,737	$412,590
Other debt:
Revolving credit facility (6)	$—	$—

Total debt	$429,737	$412,590
Stockholders’ equity:
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 24,212,843 shares issued, actual; 33,472,233 shares issued, as adjusted	$242	$335

Preferred stock, par value $0.01 per share; 1,000,000 shares authorized, no shares issued and outstanding	$—	$—

Additional paid-in capital (7)	$107,465	$130,835

Retained earnings (8)	$277,216	$276,199

Accumulated other comprehensive loss	$(155)	$(155)

Treasury stock, at cost, 1,723,205 shares	$(37,071)	$(37,071)

Total stockholders’ equity	$347,697	$370,143

Total capitalization	$777,434	$782,733

(1)	Restricted cash held by Conn Funding II, LP, in connection with the Asset-Backed Notes, which will become unrestricted and available for use by us once the Asset-Backed Notes are redeemed and all security for the Asset-Backed Notes is released.

(2)	Our existing ABL facility currently is a $210.0 million facility, which in connection with the Refinancing Transactions will be increased to $375.0 million and, with lender approval, may be further increased to $500.0 million during the term of the facility. The actual amount that may be drawn is based on a borrowing base calculation that includes customer receivables and inventory, the levels of which fluctuate from time to time. At July 31, 2010, under our existing ABL facility, we had the ability to borrow $188.2 million, of which we had drawn $109.4 million and had $21.7 of outstanding letters of credit. After giving effect to the Refinancing Transactions, under our restated ABL facility, as of July 31, 2010 our unused available capacity after giving effect to the limitations of the restated ABL facility and new term loan borrowing base calculations and the leverage ratio test in the restated ABL facility, and the effect of the addition of existing receivables released from securing the Asset-Backed Notes, would have been $61.0 million and we would have had outstanding loans of $312.3 million and $1.7 million of outstanding letters of credit. This amount of available capacity does not give effect to potential increases in the size in our borrowing base and a potential increase in the size of our commitments to $500 million. The $20.0 million reduction of outstanding letters of credit relates to our letters of credit supporting our securitization program that will be released upon the redemption of our Asset-Backed Notes. See “The Restated ABL Facility” of this prospectus supplement for further discussion.

(3)	Amounts do not include approximately $1.4 million of accrued interest to be paid when the Asset-Backed Notes are redeemed immediately following the closing of this offering, assuming the offering is not extended. Additionally, potential fee rebates to be received upon timely closing of the transactions, or additional fees, if the offering is extended or cancelled, have not been considered.

(4)	Our new term loan will be in the aggregate amount of $100.0 million with a maturity date of 2014. See “The Term Loan” of this prospectus supplement for further discussion.

(5)	Includes $0.2 million of capital lease obligations and the remainder primarily represents vehicle financing.

(6)	Unsecured $10.0 million line of credit under which no amounts were drawn as of July 31, 2010. This facility will be retired as part of the Refinancing Transactions.

(7)	The expenses of this rights offering will reduce the amount of the proceeds from the rights offering included in Additional paid-in capital.

(8)	Includes a decrease as a result of a $1.0 million change to reflect the write-off of deferred financing fees relating to our securitization program.

THE RIGHTS OFFERING

The Subscription Rights

We distributed to holders of our common stock as of 5:00 p.m., Eastern Time, on November 1, 2010, which is the record date for this rights offering, at no charge, transferable subscription rights to purchase shares of our common stock. If you were a holder of our common stock at that time, you received one subscription right for each share of common stock you owned as of 5:00 p.m., Eastern Time, on the record date. The subscription rights will be evidenced by subscription rights certificates. Subscription rights may be exercised at any time during the subscription period, which commences on November 8, 2010, and continues through the expiration date for this rights offering, which is 5:00 p.m., Eastern Time, on November 23, 2010. You are not required to exercise any of your subscription rights.

Basic Subscription Privilege

Each subscription right has a basic subscription privilege that will entitle you to purchase 0.41155 shares of our common stock at a subscription price of $2.70 per share. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. In addition, you may sell or transfer some or all of your subscription rights as described below.

Oversubscription Privilege

If you exercise your basic subscription privilege in full with respect to all subscription rights you hold at the time of exercise, you will also have an oversubscription privilege to purchase any shares that our other subscription rights holders do not purchase under their basic subscription privilege. If you have fully exercised your basic subscription privilege as described in the last sentence, you will be eligible to exercise this oversubscription privilege whether you were issued rights because you were a holder of common stock on the record date or you subsequently acquired subscription rights during the subscription period. The subscription price for shares purchased pursuant to the oversubscription privilege will be the same as the subscription price for the basic subscription privilege. Thus, you may purchase additional shares of our common stock by exercising the oversubscription privilege at a price of $2.70 per share so long as all of the basic subscription rights held by other holders of rights are not exercised in full.

You may exercise your oversubscription privilege only if you exercise your basic subscription privilege in full with respect to all subscription rights you hold at the time of exercise. However, you may exercise your basic subscription privilege in full without exercising your oversubscription privilege. To determine if you have fully exercised your basic subscription privilege, we will consider only the basic subscription privilege held by you in the same capacity at the time of exercise. For example, if you were granted subscription rights for shares of our common stock that you own individually and shares of our common stock that you own jointly with your spouse, you may exercise your oversubscription privilege with respect to the subscription rights you own individually, as long as you fully exercise your basic subscription privilege with respect to your individually owned subscription rights. You will not, however, be able to exercise the oversubscription privilege you own collectively with your spouse unless the basic subscription privilege collectively owned by you and your spouse is fully exercised. You do not have to subscribe for any shares under the basic subscription privilege owned jointly with your spouse to exercise your individual oversubscription privilege.

When you complete the portion of your subscription rights certificate to exercise your oversubscription privilege, you will be representing and certifying that you have fully exercised your basic subscription privilege as to the rights you hold in that capacity at the time of exercise. You must exercise your oversubscription privilege at the same time you exercise your basic subscription privilege in full. If you have transferred some of the subscription rights prior to the exercise of your basic subscription privilege, you must fully exercise you basic subscription privilege for all subscription rights you have not transferred and hold at the time of exercise in order to exercise your oversubscription privilege.

If holders exercise oversubscription privileges for more shares than are available to be purchased pursuant to the oversubscription privileges, we will allocate the shares of our common stock to be issued pursuant to the exercise of the oversubscription privilege pro rata among those oversubscribing holders. “Pro rata” means to each oversubscribing holder based on the number of shares such holder purchased pursuant to the exercise of its basic subscription privilege in proportion to the total number of shares purchased by all oversubscribing holders pursuant to the exercise of their basic subscription privileges. For example, if Holder A purchased 100 shares pursuant to its basic subscription privilege and Holder B purchased 200 shares pursuant to its basic subscription privilege, and Holder A and Holder B both exercise their respective oversubscription privileges and elect to each purchase an additional 100 shares, but there were only 100 total shares available to fulfill all oversubscription requests, then Holder A would receive 33.33 (or when rounded up to the nearest whole share, 34) shares and Holder B would receive 66.66 (or when rounded up to the nearest whole share, 67) shares. Each holder participating in the oversubscription must pay the full amount for all shares of common stock requested in the oversubscription no later than 5:00 p.m. Eastern Time on the expiration date (the same time such holder pays for the shares purchased by exercising its basic subscription privilege). If you render payment for a fewer number of shares of common stock than you are electing to receive in the oversubscription, you will only be eligible to receive such fewer number of shares (if those shares are available for purchase in the oversubscription).

If there is a pro rata allocation of the remaining shares of our common stock and you would otherwise receive an allocation of a greater number of shares than you subscribed for under your oversubscription privilege, then we will allocate to you only the number of shares for which you subscribed. We will allocate the remaining shares among all other holders exercising their oversubscription privilege. If you are not allocated the full amount of shares for which you over-subscribe, you will receive a refund of the subscription price, without interest or deduction, that you delivered for those shares of our common stock that are not allocated to you. The subscription agent will mail such refunds as soon as practicable after the completion of this rights offering. Using the above example, both Holder A and Holder B must pay for the 100 shares they each elected to receive in the oversubscription no later than 5:00 p.m. Eastern Time on the expiration date even though each will receive only 34 and 67 shares of common stock, respectively, due to prorationing. We will refund to each of Holder A and Holder B, without interest or deduction, the difference between the amount paid by each of Holder A and Holder B for the 100 shares elected and the purchase price for the 34 and 67 shares each actually received by such holder.

In order to exercise the oversubscription privilege, brokers, dealers, custodian banks and other nominee subscription rights holders who exercise the oversubscription privilege on behalf of beneficial owners must certify to the subscription agent and to us with respect to each beneficial owner:

•	the number of subscription rights exercised under the basic subscription privilege; and

•	the number of shares subscribed for under the oversubscription privilege.

If your shares are held by a broker, dealer, custodian bank or other nominee in book-entry form through DTC, then, in addition to the other materials required to be submitted to the subscription agent to exercise your subscription rights, a Nominee Holder Certification will also be required. See “— Method of Exercising Subscription Rights — Subscription by DTC Participants.”

No Fractional Shares Will Be Issued

We will not issue fractional shares. Fractional shares of common stock resulting from the exercise of the basic subscription privilege or the oversubscription privilege will be eliminated by rounding up to the nearest whole share, with the total subscription payment being adjusted accordingly. You may only exercise your subscription rights to purchase, at the subscription price, a whole number of shares, rounded up to the nearest whole number you are otherwise entitled to purchase. For example, if you owned 100 shares of common stock as of 5:00 p.m., Eastern Time, November 1, 2010, you would receive 100 subscription rights, which would entitle you to purchase 41.155 shares (42 when rounded up to the nearest whole share) at the subscription price of $2.70 per share.

Subscription Price

Our board of directors determined the subscription price considering the likely cost of capital from other sources, the size and timing of the rights offering, the price at which our stockholders might be willing to participate in the rights offering and historical and current trading prices of our common stock. In addition, our board of directors also reviewed and considered analysis from Stephens and Baird concerning prior rights offerings by other companies and the range of discounts that the subscription prices represented to their prevailing and historical trading prices for those offerings. The last trading price for shares of our common stock on November 5, 2010 was $4.00 per share. The subscription price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities. You should not consider the subscription price to be an indication of the fair value of the common stock to be offered in the rights offering.

The trading price of our common stock may decline during or after this rights offering. We cannot assure you that you will be able to sell shares purchased in this rights offering at a price equal to or greater than the subscription price. We do not intend to change the subscription price in response to changes in the trading price of our common stock, although we reserve the right to do so. We urge you to obtain a current quote for our common stock before exercising your subscription rights.

Expiration Time and Date

The subscription rights will expire at 5:00 p.m., Eastern Time, on November 23, 2010, unless we extend the subscription period and consequently the initial expiration date. After the expiration of the subscription period, all unexercised subscription rights will be null and void. We will not be obligated to honor any purported exercise of subscription rights which the subscription agent receives after the expiration of this rights offering, regardless of when you sent the documents regarding that exercise, unless you have used the guaranteed delivery procedures described under “— Notice of Guaranteed Delivery.” Shares purchased in this rights offering will be issued through DTC and any subscription payments received for shares not allocated or validly purchased will be returned, as soon as practicable following the expiration date of this rights offering.

Cancellation; Extensions; Amendments

We may cancel, extend or otherwise amend this rights offering, in whole or in part, if at any time before completion of this rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to this rights offering that in the sole judgment of our board of directors would or might make this rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of this rights offering. In addition, we reserve the right, in our sole discretion, to cancel, extend or otherwise amend the terms of this rights offering for any reason prior to the expiration date of this rights offering. Further, if we are unable to raise sufficient amounts in this rights offering to close the Refinancing Transactions, we intend to cancel or amend this rights offering. Additionally, if we believe the Refinancing Transactions are not going to close concurrently with this rights offering, we intend to cancel or amend this rights offering. If we amend this rights offering for such reason, holders who have previously exercised their subscription rights would be entitled to revoke their previous exercise of subscription rights. We will notify you of any cancellation, extension or amendment by issuing a press release. In the event of a material amendment to the terms of this rights offering, we will distribute an amended prospectus supplement to stockholders of record, extend the expiration of this rights offering and offer all holders who have exercised their subscription rights a period of time to revoke their previously exercised subscriptions. If we cancel this rights offering, in whole or in part, all affected subscription rights (including those purchased in the open market) will expire without value, and all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable.

Reasons for this Rights Offering

In authorizing this rights offering, our board of directors evaluated our future need for additional liquidity and our need for increased financial flexibility in order to enable us to achieve our business plan and growth strategy. In the course of this process, our board of directors consulted with our senior management and Stephens. In addition, a committee of our board of directors formed in connection with the rights offering consulted with Baird, which was engaged as an independent financial advisor. Both groups considered a number of factors in favor of this rights offering, including the following:

•	our financial condition, results of operations and cash flow, including our recent sales declines and increased net charge-offs, which could ultimately lead to our inability to comply with the financial covenants contained in our existing credit facilities;

•	our board of directors’ view that this rights offering would enhance our capital structure;

•	the cost and likelihood of obtaining capital from other sources or transactions;

•	the fact that a rights offering with transferable subscription rights could provide our stockholders with the ability to obtain value by selling subscription rights if they choose not to exercise them;

•	the fact that this rights offering would enable all of our stockholders to participate in a material portion of the transaction and mitigate the dilution they might otherwise experience from another equity financing transaction; and

•	the fact that a rights offering with transferable subscription rights could potentially increase our public float.

Our board of directors also considered the following factors adverse to this rights offering:

•	the fact that if certain of our stockholders do not exercise their subscription rights in full, they may be substantially diluted after completion of this rights offering; and

•	the fees and expenses to be incurred by us in connection with this rights offering.

After weighing the factors discussed above and the effect of the $25.0 million in additional capital, before expenses, that may be generated by the sale of shares pursuant to the rights offering, our board of directors determined that the rights offering is in the best interests of the Company and its stockholders. As described in the section of this prospectus supplement entitled “Use of Proceeds,” we are conducting the rights offering to raise up to approximately $25.0 million in equity capital which we plan to combine with borrowings under our restated ABL facility and under our new term loan to redeem all of our Asset-Backed Notes at the stated principal amount plus accrued and unpaid interest. We believe the rights offering will strengthen our ability to complete the Refinancing Transactions and our ability to do so on terms more advantageous to us. Although we believe that the rights offering will strengthen our financial condition and aid in the completion of the Refinancing Transactions, our board of directors is not making any recommendation as to whether you should exercise your subscription rights.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable (except in limited circumstances relating to a material amendment of the terms of this rights offering) and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders

To exercise your basic subscription privilege and your oversubscription privilege, you must properly complete and execute the subscription rights certificate, together with any required signature guarantees, and forward it, together with payment in full of the subscription price for each share of our common stock you are subscribing for, including any shares you subscribe for pursuant to the oversubscription privilege, to the subscription agent at the address set forth under “— Subscription Agent” below, on or prior to the expiration date.

Subscription by DTC Participants

If your subscription rights are held of record through DTC, you may exercise your basic subscription privilege and your oversubscription privilege by instructing DTC to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your oversubscription privilege, if any, and payment in full of the subscription price for each share of our common stock that you subscribed for, including any shares pursuant to the oversubscription privilege. Except as described under the subsection titled “— Notice of Guaranteed Delivery,” subscriptions accepted by the subscription agent via a Notice of Guaranteed Delivery must be delivered to the subscription agent with payment before the expiration of the subscription period.

Subscription by Beneficial Owners through a Broker, Custodian Bank or Other Nominee

If you are a beneficial owner of shares of our common stock who holds common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you and exercise your subscription rights and deliver all documents and payment on your behalf prior to 5:00 p.m., Eastern Time, on November 23, 2010, the expiration date of this rights offering, and payment must also clear prior to the expiration of this rights offering. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you.

To indicate your decision with respect to your subscription rights, in addition to any other procedures your broker, custodian bank or other nominee may require, you should complete and return to your broker, custodian bank or other nominee, the form entitled “Beneficial Owner Election Form” such that it will be received by them by 5:00 p.m., Eastern Time, on November 22, 2010, the last business day prior to the expiration date of this rights offering. You should receive this form from your broker, custodian bank or other nominee with the other subscription rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Payment Method

Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you wish to acquire under the basic subscription privilege and the oversubscription privilege by either:

•	certified or cashier’s check or bank draft drawn upon a U.S. bank and payable to “Computershare Trust Company, N.A. (acting as subscription agent for Conn’s, Inc.)”; or

•	U.S. postal money order payable to “Computershare Trust Company, N.A. (acting as subscription agent for Conn’s, Inc.).”

Computershare Trust Company, N.A. is acting as the subscription agent for this rights offering under an agreement with us. All subscription rights certificates, payments of the subscription price and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to Computershare Trust Company, N.A. as follows:

By express mail or courier:

Computershare Trust Company, N.A.
Attention: Voluntary Corporate Actions
250 Royall St. , Suite V
Canton, MA 02021

By mail:

Computershare Trust Company
Rights Offering
P.O. Box 43011
Providence, RI 02940-3011

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus supplement to Georgeson Inc. at (866) 357-4029.

Receipt of Payment

Your payment will be considered received by the subscription agent only upon receipt by the subscription agent of any certified or cashier’s check or bank draft drawn upon a U.S. bank or any U.S. postal money order. Payment received after the expiration of the subscription period will not be honored, and, in that case, the subscription agent will return your payment to you, without interest or deduction, as soon as practicable. For the exercise of a subscription right to be effective, your subscription rights certificate, together will full payment of the subscription price, must be received by the subscription agent by 5:00 p.m., Eastern Time, on the expiration date of this rights offering, and payment must clear prior to the expiration of this rights offering.

If you use the mail, we recommend that you use an insured overnight carrier that provides delivery tracking. If you cannot deliver your subscription rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “— Notice of Guaranteed Delivery.”

If you choose to exercise your Rights, the subscription agent will send you, no later than ten days after the expiration date, a confirmation showing (i) the number of shares of common stock purchased pursuant to your basic subscription privilege and, if applicable, your oversubscription privilege, (ii) the per share and total purchase price for all of the shares of common stock acquired by you, (iii) any excess to be refunded to you as a result of payment for shares of common stock pursuant to your oversubscription privilege that you are not acquiring, and (iv) any additional amount payable by you or any excess to be refunded to you.

Instructions for Completing Your Subscription Rights Certificate

You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. Do not send subscription rights certificates or payments to us. Except as described below under “— Notice of Guaranteed Delivery,” we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not us or the subscription agent.

The method of delivery of subscription rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by express mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period for this rights offering.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or do not deliver full payment of the total subscription price for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription rights with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you would owe for exercise of your basic subscription privilege in full, you will be deemed to have exercised your oversubscription privilege to purchase the maximum number of shares of our common stock that could be purchased with your over-payment. If the oversubscription payment is not received, oversubscription amounts you elected will be reallocated among stockholders who have elected to participate in the oversubscription privilege and who have made timely payment. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of this rights offering.

Methods for Transferring and Selling Subscription Rights

You may sell your subscription rights by contacting your broker or the institution through which you hold your common stock, which may permit you to effect sales through an Internet website that it maintains and through which you may access your account. In addition, you may transfer your subscription rights through the subscription agent as described below. The subscription agent will facilitate subdivisions or sales of the rights until 5:00 p.m., Eastern Time, on November 17, 2010, six days prior to November 23, 2010, the scheduled expiration date. Resales of subscription rights by our affiliates have not been registered and are not permitted. The subscription rights have been admitted for trading and currently trade on the Nasdaq Global Select Market under the symbol “CONNR.” We currently expect that the subscription rights will continue to trade until 4:00 p.m., Eastern Time, on November 22, 2010, the last business day prior to November 23, 2010, the expiration date. There had been no public market for the subscription rights prior to November 8, and we cannot assure you that a trading market for the subscription rights will develop or, if a market develops, that the market will remain available throughout the subscription period. We also cannot assure you of the price at which the subscription rights will trade, if at all. If you do not exercise your subscription rights by 5:00 p.m., Eastern Time, on the expiration date of this rights offering, your subscription rights will expire and be void and no longer exercisable. See “— General Considerations Regarding the Partial Exercise, Transfer or Sale of Subscription Rights” below.

Transfer of Subscription Rights

You may transfer subscription rights by endorsing the subscription rights certificate for transfer. You may not transfer a basic subscription privilege or oversubscription privilege without transferring the corresponding oversubscription privilege or basic subscription privilege. Please follow the instructions for transfer included in the information sent to you with your subscription rights certificate. Resales of subscription rights by our affiliates have not been registered and are not permitted.

If you wish to transfer all or a portion of your subscription rights, you must provide transfer instructions to the subscription agent by 5:00 p.m., Eastern Time, on November 17, 2010, six days prior to November 23, 2010, the scheduled expiration date, in order to allow a sufficient amount of time prior to the expiration date of this rights offering, for the subscription agent to:

•	receive and process your transfer instructions; and

•	issue and transmit a new subscription rights certificate to your transferee or transferees with respect to transferred subscription rights, and to you with respect to any subscription rights you retained.

With your subscription rights certificate, you should include instructions to register such portion of the subscription rights evidenced thereby in the name of the transferee and to issue a new subscription rights certificate to the transferee evidencing such transferred subscription rights. If there is sufficient time before the expiration of this rights offering, the subscription agent will send you a new subscription rights certificate evidencing the balance of your subscription rights that you did not transfer to the transferee. You may also instruct the subscription agent to send the subscription rights certificate to one or more additional transferees. If you wish to sell your remaining subscription rights, you may request that the subscription agent send you certificates representing your remaining subscription rights so that you may sell them through your broker, custodian bank or other nominee. If you are a record holder of a subscription rights certificate, you may sell your subscription rights through the subscription agent.

If you wish to transfer your subscription rights to any person other than an eligible guarantor institution, the signatures on your subscription rights certificate must be guaranteed by an eligible guarantor institution.

Sale of Subscription Rights

If you hold your subscription rights through your broker, custodian bank or other nominee and choose to sell your subscription rights (or if you are a holder of record and choose to sell your subscription rights through your broker, custodian bank or other nominee), you must deliver your order to sell to your broker, custodian bank or other nominee such that it will be actually received well in advance of 5:00 p.m., Eastern Time, on November 22, 2010, the last business day prior to November 23, 2010, the scheduled expiration date of this rights offering. If you sell your subscription rights through your broker, custodian bank or other nominee, your sales proceeds will be the actual sales price of your subscription rights less any applicable brokers commission, taxes or other fees. Resales of subscription rights by our affiliates have not been registered and are not permitted.

General Considerations Regarding the Partial Exercise, Transfer or Sale of Subscription Rights

The amount of time needed by your transferee to exercise or transfer its subscription rights depends upon the method by which you, as the transferor, deliver the subscription rights certificates, the method of payment made by your transferee and the number of transactions that you instruct the subscription agent to effect. You should also allow several business days for your transferee to exercise or transfer the subscription rights that you transferred to it. Neither we nor the subscription agent will be liable to a transferee or transferor of subscription rights if subscription rights certificates or any other required documents are not received in time for exercise or transfer prior to the expiration date of this rights offering.

If time permits, you will receive a new subscription rights certificate upon a partial exercise, transfer or sale of subscription rights and you may then exercise, transfer or sell your unexercised subscription rights. However, the subscription agent will only facilitate subdivisions or transfers of subscription rights certificates until 5:00 p.m., Eastern Time, on November 17, 2010, six days prior to 5:00 p.m., Eastern Time, on November 23, 2010, the scheduled expiration date of this rights offering. We will not issue any subscription rights certificates for unexercised subscription rights after the expiration date of this rights offering, and therefore you will not be able to exercise, transfer or sell your remaining subscription rights after the expiration date.

You are responsible for all commissions, fees and other expenses, including brokerage commissions and transfer taxes, incurred in connection with the purchase, transfer or exercise of your subscription rights, except that we will pay certain fees of the subscription agent and information agent associated with this rights offering.

Subscription Agent

Computershare Trust Company, N.A. is acting as the subscription agent for this rights offering under an agreement with us. All subscription rights certificates, payments of the subscription price and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to Computershare Trust Company, N.A. as follows:

By express mail or courier:

Computershare Trust Company, N.A.
Attention: Voluntary Corporate Actions
250 Royall St. , Suite V
Canton, MA 02021

By mail:

Computershare Trust Company
Rights Offering
P.O. Box 43011
Providence, RI 02940-3011

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus supplement to Georgeson Inc. at (866) 357-4029.

We will pay the fees and expenses of Computershare Trust Company, N.A. We have also agreed to indemnify Computershare Trust Company, N.A. against certain liabilities in connection with this rights offering.

If you deliver subscription documents, subscription rights certificates or notices of guaranteed delivery in a manner different than that described in this prospectus supplement, then we may not honor the exercise of your subscription privilege.

Fees and Expenses

We will pay all fees charged by the subscription agent and the information agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights. Neither the subscription agent nor we will pay such expenses.

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Notice To Brokers and Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on this rights offering record date, you should notify the respective beneficial owners of such shares of this rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the subscription rights offering record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your subscription rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Notice of Guaranteed Delivery

If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the subscription rights certificate evidencing your subscription rights to the subscription agent, on or before the time this rights offering expires, you may exercise your subscription rights by the following guaranteed delivery procedures:

•	deliver to the subscription agent on or prior to this rights offering expiration date your subscription price payment in full for each share you subscribed for under your subscription privilege in the manner set forth above in “— Payment Method”;

•	deliver to the subscription agent on or prior to the expiration date the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided with the Instructions as to Use of Subscription Rights Certificates distributed with your subscription rights certificates; and

•	deliver the properly completed subscription rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signature guarantee, to the subscription agent within three business days following the date of your Notice of Guaranteed Delivery. For purposes of these Notice of Guaranteed Delivery procedures, “business day” means any day on which trading is conducted on the Nasdaq Global Select Market.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions as to Use of Subscription Rights Certificates, which will be distributed to you with your subscription rights certificate. Your Notice of Guaranteed Delivery must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

In your Notice of Guaranteed Delivery, you must state:

•	your name;

•	the number of subscription rights represented by your subscription rights certificate, the number of shares of our common stock for which you are subscribing under your basic subscription privilege and the number of shares of our common stock for which you are subscribing under your oversubscription privilege, if any; and

•	your guarantee that you will deliver to the subscription agent any subscription rights certificates evidencing the subscription rights you are exercising within three business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your subscription rights certificates at the address set forth above under “— Subscription Agent.”

The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you request them. Please call Georgeson Inc., the information agent, at (866) 357-4029 to request any copies of the form of Notice of Guaranteed Delivery.

In the case of holders of subscription rights that are held of record through DTC, those subscription rights may be exercised by instructing DTC to transfer subscription rights from that holder’s DTC account to the subscription agent’s DTC account, together with payment of the full subscription price. The Notice of Guaranteed Delivery must be guaranteed by a commercial bank, trust company or credit union having an office, branch or agency in the United States or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP. Notices of guaranteed delivery and payments should be mailed or delivered to the appropriate addresses set forth under “— Subscription Agent.”

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document, the Instructions as to the Use of Subscription Rights Certificates or the Notice of Guaranteed Delivery, you should contact Georgeson Inc., the information agent at (866) 357-4029.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription privileges, including time of receipt and eligibility to participate in this rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable (except in limited circumstances relating to a material amendment of the terms of this rights offering), and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us at our sole discretion. Neither the subscription agent nor we shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to cancel this rights offering, only when a properly completed and duly executed subscription rights certificate and any other required documents and payment of the full subscription amount have been received by the subscription agent. Our interpretations of the terms and conditions of this rights offering will be final and binding.

Segregated Account; Return of Funds

The subscription agent will hold funds received in payment for shares of the common stock in a segregated account pending completion of this rights offering. The subscription agent will hold this money until this rights offering is completed or is cancelled. If this rights offering is cancelled for any reason, the subscription agent will return this money to subscribers, without interest or deduction, as soon as practicable.

Certificates for Shares of Common Stock

Stock certificates will not be issued for shares of our common stock offered in this rights offering. As soon as practicable after the expiration of the subscription period, the subscription agent will arrange for issuance through DTC to each subscription rights holder of record that has validly exercised its basic subscription privilege, the shares of common stock purchased pursuant to the basic subscription privilege. Shares subscribed for pursuant to the oversubscription privilege will be delivered through DTC as soon as practicable after the expiration date of this rights offering and following the completion of any pro-rations as may be necessary in the event the oversubscription requests exceed the number of shares not subscribed for pursuant to the basic subscription privilege. If you are not a DTC participant, all shares that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record.

Rights of Subscribers

You will have no rights as a holder of our common stock with respect to the shares of our common stock underlying the subscription rights until your account, or your account at your broker, custodian bank or other nominee is credited with the shares of our common stock purchased in this rights offering. You will have no right to revoke your subscriptions after you deliver your completed subscription rights certificate, payment and any other required documents to the subscription agent.

Foreign and Other Stockholders

We will not mail subscription rights certificates to stockholders whose registered addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold these subscription rights certificates for their account. To exercise subscription rights, our foreign stockholders and stockholders with an army post office or foreign post office address must notify the subscription agent prior to 11:00 a.m., Eastern Time, at least three business days prior to the expiration date of this rights offering by completing an international holder subscription form which will be delivered to those holders in lieu of a subscription rights certificate and sending it by mail to the subscription agent at the address set forth under “— Subscription Agent.”

No Revocation or Change

Once you submit the form of subscription rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable (except in limited circumstances relating to a material amendment to the terms of this rights offering), even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering.

Regulatory Limitation

We will not be required to issue to you shares of our common stock pursuant to this rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time this rights offering expires, you have not obtained this clearance or approval.

U.S. Federal Income Tax Treatment of Subscription Rights Distribution

A U.S. holder, as defined in “Certain Material U.S. Federal Income Tax Consequences” to this prospectus supplement, should not recognize income, gain, or loss for U.S. federal income tax purposes upon the receipt and exercise of the subscription rights. See “Certain Material U.S. Federal Income Tax Consequences” of this prospectus supplement for further discussion.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT, EXERCISE, EXPIRATION, AND SALE OF THE SUBSCRIPTION RIGHTS IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION. WE ARE NOT PROVIDING ANY TAX ADVICE IN CONNECTION WITH THIS RIGHTS OFFERING.

No Recommendation to Subscription Rights Holders

Our Board of Directors is not making any recommendation as to whether or not you should exercise, transfer or let lapse your subscription rights. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and this rights offering. See “Risk Factors” in this prospectus supplement and in any document incorporated by reference herein or therein.

Shares of Common Stock Outstanding After this Rights Offering

Based on the 22,498,821 shares of our common stock outstanding as of November 1, 2010, and assuming (i) no options are exercised until the expiration of the subscription period and (ii) 9,259,390 shares available to be purchased in this rights offering are sold, 31,758,211 shares of our common stock will be outstanding upon completion of this rights offering, representing an increase in the number of outstanding shares of our common stock of approximately 41.2%.

Other Matters

We are not making this rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of this rights offering in those states or other jurisdictions, or change the terms of this rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of this rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in this rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in this rights offering.

THE RESTATED ABL FACILITY

On August 14, 2008, we and certain of our subsidiaries entered into a secured, asset-based revolving credit facility with a syndicate of lenders (as amended by its recent first and second amendments, our existing ABL facility), which was amended in early 2010. The existing ABL facility provides us with revolving loans and, subject to a sublimit, letters of credit in an aggregate amount not to exceed the lesser of $210.0 million or the amount of a periodically-adjusted borrowing base consisting of a substantial portion of our receivables and inventory. We have entered into commitment letters with certain lenders that provide for a secured, asset-based revolving credit facility that amends and restates our existing ABL facility in its entirety. We refer to such new amended and restated credit facility as our restated ABL facility.

We anticipate that we will enter into our restated ABL facility concurrently with the closing of this rights offering and that such restated ABL facility will, among other things, (i) increase the revolving line of credit for loans and letters of credit to an aggregate amount not to exceed $375.0 million, subject to a periodically adjusted borrowing base, and (ii) extend the maturity date to three years from the closing of this offering. Our restated ABL facility could be drawn upon by certain of our subsidiaries.

Maximum Commitment Amount

We anticipate that our restated ABL facility will provide an aggregate commitment for revolving loans and letters of credit, subject to a sublimit, of up to $375.0 million. We anticipate that we may also be entitled to request to increase the commitment up to a maximum amount of $500.0 million, but such request may be approved or declined by the lenders at their discretion.

Borrowing Base

We anticipate that advances to the respective subsidiaries under our restated ABL facility will be governed by one or more borrowing bases. We expect each borrowing base to differ in relation to the borrowing subsidiary. Generally, the borrowing bases consist of stated percentages of one or more of the following:

•	the lesser of (i) net payments on eligible contracts and (ii) the net orderly liquidation value of eligible contracts;

•	eligible third-party credit card receivables; and

•	the lesser of (i) the value of eligible inventory, (ii) the appraised net orderly liquidation value of eligible inventory, and (iii) a stated amount; minus

•	any reserves.

As of July 31, 2010, based on the borrowing base calculation that we anticipate will be in our restated ABL facility, our aggregate unused capacity under our restated ABL facility, after giving effect to the limitations imposed by the restated ABL facility and the new term loan borrowing base calculations and the leverage test in the restated ABL facility, would have been $61.0 million after giving effect to $312.3 million of outstanding loans and $1.7 million of outstanding letters of credit.

Repayment and Prepayment Fees

We anticipate that revolver loans will be due and payable in full three years from the date of execution of the restated ABL facility. If we terminate or reduce the restated ABL facility prior to the maturity date, we would pay an early termination fee of (a) 0.50% of the aggregate commitments then in effect, if the termination or reduction occurs on or before the first anniversary of the closing date, and (b) 0.25% of the aggregate commitments then in effect, thereafter.

Interest Rate and Fees

We anticipate that the borrowings will bear interest at either a Base Rate or a LIBOR rate, plus an applicable margin. The applicable margin will vary based upon our leverage ratio in relation to a pricing grid in our restated

ABL facility. The applicable margin for LIBOR rate borrowings will range from 3.75% to 4.00% and the applicable margin for Base Rate borrowings will range from 2.75% to 3.00%. The LIBOR margin and Base Rate margin at October 28, 2010 would have been 4.00% and 3.00%, respectively.

We will incur commitment fees for unused portions of our restated ABL facility at an annual rate of the unused line fee percentage. The unused line fee percentage would be equal to (i) 0.75% per annum if the average amount of loans and letters of credit outstanding for the quarterly period is less than 50% of the aggregate maximum commitment of the lenders, or (ii) 0.50% per annum if the average amount of loans and letters of credit outstanding for the quarterly period is equal to or greater than 50% of the aggregate maximum commitment of the lenders.

Security and Guarantees

We anticipate that our obligations under our restated ABL facility will be secured by first priority liens on substantially all of our existing and future personal assets, including accounts receivable, inventory, rolling stock, machinery and equipment, real property, subsidiary capital stock, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, intellectual property, investment property and leasehold mortgage interests. In addition, our obligations will be guaranteed by all of our current subsidiaries, except for Conn Funding II GP, LLC, Conn Appliance, LLC and Conn Funding II, LP, which we plan to dissolve upon the completion of the Refinancing Transactions. Also, our lenders will be granted a lien of a priority satisfactory to our lenders on all our owned real estate.

Covenants

We expect that our restated ABL facility will contain customary affirmative and negative covenants, including financial covenants. The financial covenants will include the following:

•	we must maintain a fixed charge coverage ratio of at least 1.10 to 1.00, measured as of the end of each fiscal quarter, based on the trailing twelve-month period; and

•	we must maintain a leverage ratio (equal to total GAAP liabilities to tangible net worth) of not greater than 2.00 to 1.00, measured as of the end of each fiscal quarter.

Also, our restated ABL facility will limit our capital expenditures to $22 million in the aggregate during any twelve month period, measured quarterly as of the end of each fiscal quarter, and would require that we maintain a cash recovery percentage of greater than 4.74%, measured monthly as of the end of each month, for the trailing three-month period.

We anticipate that our restated ABL facility will contain covenants that are substantially similar to those in our existing ABL facility that, among other things, restrict our ability to incur debt, make investments, create liens, pay dividends, make acquisitions, prepay indebtedness, make asset dispositions, enter into mergers and consolidations, enter into transactions with affiliates and hedging contracts and other matters customarily restricted in such agreements.

A summary of the significant financial covenants that would govern our restated ABL facility along with our compliance levels as adjusted to give effect to the Refinancing Transactions, as of July 31, 2010, is presented below.

Required Minimum/
	Actual	Maximum

Fixed charge coverage ratio must exceed required minimum (1)	1.38 to 1.00	1.10 to 1.00
Leverage ratio must be lower than the required maximum (2)	1.42 to 1.00	2.00 to 1.00
Cash recovery percentage must exceed required minimum (3)	5.20%	4.74%
Capital expenditures, net must be lower than the required maximum (4)	$4.4 million	$22.0 million

(1)	Measured quarterly as of the end of each fiscal quarter and calculated on a trailing four quarter basis.

(2)	Measured as of the end of each fiscal quarter.

(3)	Measured monthly as of the end of each month and calculated on a trailing three month basis.

(4)	Measured quarterly as of the end of each fiscal quarter and calculated on a trailing twelve month basis.

Note: All terms in the above table are defined by our restated ABL facility and may or may not agree directly to the financial statement captions in this document.

Dominion Trigger Period

We expect that under the terms of the restated ABL facility, if any of the following occur: (i) an event of default occurs, (ii) our average availability during a month is less than 15% of the aggregate amount of loans and letters of credit outstanding, or (iii) our availability at any time is less than 10% of the aggregate amount of loans and letters of credit outstanding, then we will trigger a dominion trigger period.

During any dominion trigger period, the agent under our restated ABL facility may establish control over our cash management through certain lockbox and deposit account control agreements and may require us to submit to more onerous reporting and other requirements. Once triggered, a dominion trigger period will end if, for a consecutive 90 day period, (x) there has been no other event of default, (y) availability has at all times been greater than 10% of the aggregate amount of loans and letters of credit outstanding, and (z) average availability has at all times been greater than 15% of the aggregate amount of loans and letters of credit outstanding.

Events of Default

We expect our restated ABL facility will contain customary events of default, including without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness in excess of specified amounts, judgment defaults in excess of specified amounts, failure of any guaranty or security document supporting the credit agreement, certain losses of permits or governmental approvals material to the business, criminal conviction of officers, damage not covered by insurance in excess of specified amounts, certain events of bankruptcy and insolvency and a change of control.

Conditions in Commitment Letter

Our entry into the restated ABL facility as described above is subject to fulfillment of a number of conditions including, without limitation, the following:

•	execution and delivery of the loan documents giving effect to the restated ABL facility, including one or more intercreditor agreements;

•	no material adverse change in our and our subsidiaries’ business, assets, properties, liabilities, operations, condition or prospects;

•	payment of all fees and expenses related to the restated ABL facility;

•	receipt of internal credit approval by any and all lenders party to the restated ABL facility;

•	receipt of evidence that our existing ABL facility has been fully repaid and terminated;

•	satisfaction by the agent under our restated ABL facility with our capital structure and indebtedness, including receipt of evidence that we and our subsidiaries are adequately capitalized and able to pay our debts as the become due;

•	the syndicate of lenders party to the restated ABL facility agree to provide an aggregate amount of commitments of not less than $375.0 million;

•	an availability of at least $60.0 million after giving effect to the initial funding of the restated ABL facility and the payment of all fees and expenses; and

•	our asset-based securitization facility has been fully repaid and terminated and all liens securing the obligations thereunder have been terminated.

We expect that the restated ABL facility will close concurrently with the settlement date of this rights offering. If we believe the Refinancing Transactions are not going to close concurrently with this rights offering, we intend to cancel or amend this rights offering. If we amend this rights offering for such reason, holders who have previously exercised their subscription rights would be entitled to revoke their previous exercise of subscription rights.

THE TERM LOAN

We have entered into a commitment letter with GA Capital, LLC, as agent, and certain other lenders that provides for a secured, asset-based term loan to be subordinate to our restated ABL facility. We refer to such term loan as our new term loan. Our new term loan will contain many of the same restrictions, covenants and terms as our restated ABL facility, with the lenders party to our new term loan being in a subordinated position to the lenders party to the restated ABL facility. We anticipate that we will enter into our new term loan concurrently with the closing of this rights offering and our restated ABL facility.

Commitment Amount and Maturity Date

We anticipate that our new term loan will provide an aggregate commitment of up to $100.0 million. Our new term loan will mature and become due and payable in full on the earlier of four years from the closing date of our new term loan or any occurrence of an event of default.

Borrowing Base

We anticipate that the borrowing base under our new term loan will be substantially similar to that of our restated ABL facility and will, generally, consist of stated percentages of one or more of the following:

•	net orderly liquidation value of eligible contracts;

•	eligible third-party credit card receivables;

•	the forced liquidation value of eligible real estate; and

•	the net orderly liquidation value of eligible inventory (net of inventory reserves); minus

•	any reserves.

If at any time the outstanding principal amount of our new term loan exceeds the difference between the borrowing base for our new term loan and borrowing base for our restated ABL facility then a reserve, the Term Loan Borrowing Base Reserve, shall be established against the borrowing base for our restated ABL facility in an amount equal to the result, if a positive number, of (i) the outstanding amount of our new term loan, minus (ii) the amount by which the borrowing base for our new term loan exceeds the borrowing base for our restated ABL facility (without giving effect to the Term Loan Borrowing Base Reserve).

Repayment and Prepayments

We anticipate that we will be subject to prepayment fees under our new term loan equal to:

•	the greater of (x) all remaining interest and fees that would have otherwise accrued through the first anniversary of the closing date on such amount being prepaid and (y) 5% of such amount being prepaid;

•	3% of the commitment amount in year 2;

•	2% of the commitment amount in year 3; and

•	1% of the commitment amount in year 4.

Interest Rate

We anticipate that the borrowings will bear interest at a LIBOR rate, plus an applicable margin equal to 11.5% per annum. The LIBOR rate will have a floor equal to 3.00%.

Security and Guarantees

We anticipate that our obligations under our new term loan will be secured by second priority liens, subordinate to the first priority liens granted to lenders under our restated ABL facility, on substantially all of our existing and future personal assets, including accounts receivable, inventory, rolling stock, machinery and equipment, subsidiary capital stock, chattel paper, deposit accounts, documents, general intangibles, instruments, intellectual property and investment property. In addition, our obligations will be guaranteed by all of our current subsidiaries, except for Conn Funding II GP, LLC, Conn Appliance, LLC and Conn Funding II, LP, which we plan to dissolve upon the completion of the Refinancing Transactions. Also, the lenders under our new term loan shall receive a first lien priority mortgage on all our owned real property and we will use our commercially reasonable efforts to provide leasehold mortgages or lien waivers for our leased real property.

Covenants

We expect that our new term loan will contain customary affirmative and negative covenants to be finalized upon closing of our new term loan, including financial covenants. We anticipate that the financial covenants will include the following:

•	we must maintain a fixed charge coverage ratio of at least 1.10 to 1.00, measured as of the end of each fiscal month on a trailing twelve month basis; and

•	we must maintain a leverage ratio (equal to total GAAP liabilities to tangible net worth) of not greater than 2.00 to 1.00, measured as of the end of each fiscal quarter.

Also, our new term loan will limit our capital expenditures as provided in our restated ABL facility to $22 million during any twelve month period, measured quarterly as of the end of each fiscal quarter, and would require us to maintain a minimum availability of $25.0 million at all times.

A summary of the significant financial covenants that we anticipate will govern our new term loan along with our compliance levels as adjusted to give effect to the Refinancing Transactions, as of July 31, 2010, is presented below.

Required Minimum/
	Actual	Maximum

Fixed charge coverage ratio must exceed required minimum (1)	1.38 to 1.00	1.10 to 1.00
Leverage ratio must be lower than the required maximum (2)	1.42 to 1.00	2.00 to 1.00
Cash recovery percentage must exceed required minimum (3)	5.20%	4.74%
Capital expenditures, net must be lower than the required maximum (4)	$4.4 million	$22.0 million

(1)	Measured monthly on a trailing twelve month basis.

(2)	Measured as of the end of each fiscal quarter.

(3)	Measured monthly as of the end of each month and calculated on a trailing three month basis.

(4)	Measured quarterly as of the end of each fiscal quarter and calculated on a trailing twelve month basis.

Note: All terms in the above table are defined by our new term loan and may or may not agree directly to the financial statement captions in this document.

Cash Management and Dominion

We anticipate that the cash management and dominion requirement of our new term loan will be substantially similar to those found in our restated ABL facility.

Events of Default

Our new term loan will contain events of default customary for a transaction of the nature of our new term loan and satisfactory to the agent and the other lenders.

Conditions in Commitment Letter

Our entry into the new term loan as described above is subject to fulfillment of a number of conditions including, without limitation, the following:

•	completion of agent and the other lenders’ legal due diligence and the execution and delivery of loan documents giving effect to the new term loan;

•	the absence of any litigation or other proceeding the result of which would reasonably be expected to have a material adverse effect on our assets, properties, business, operations or condition (financial or otherwise);

•	an availability of at least $60.0 million under the restated ABL facility after giving effect to the Transactions and without including eligible real estate in the term loan borrowing base;

•	no material adverse change in the financial markets or our business operations, assets, properties, liabilities, profits, prospects or financial condition;

•	payment of all accrued and unpaid reasonable costs and expenses related to the new term loan, including, without limitation, audit fees, attorney’s fees, UCC search fees, appraisal fees, documentation costs and expenses, and filing fees and expenses;

•	satisfaction by the lenders of our tax assumptions, capital, organization, ownership and legal structure;

•	receipt of evidence that we have entered into the restated ABL facility, and fulfilled all of the conditions precedent for entry into the restated ABL facility, with an original commitment amount of $375.0 million, and satisfaction by agent of the loan documents giving effect to the restated ABL facility;

•	receipt of evidence that we have closed this rights offering, or another equity or equity-linked transaction, and have received gross proceeds in an amount equal to at least $25.0 million;

•	execution of an intercreditor agreement with the lenders party to the restated ABL facility;

•	compliance with all applicable laws and regulations in all material respects, including compliance with “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, MSB and HRC requirements; and

•	receipt of an updated contract valuation.

We expect that the new term loan will close concurrently with the settlement date of this rights offering. If we believe the Refinancing Transactions are not going to close concurrently with this rights offering, we intend to cancel or amend this rights offering. If we amend this rights offering for such reason, holders who have previously exercised their subscription rights would be entitled to revoke their previous exercise of subscription rights.

PRICE RANGE OF COMMON STOCK

The principal market for our common stock is the NASDAQ Global Select Market. Our common stock is listed on the NASDAQ Global Select Market under the symbol “CONN.” To our knowledge, as of November 1, 2010, we had approximately 49 common stockholders of record and an estimated 3,378 beneficial owners of our common stock. Information regarding the high and low sales prices for our common stock for each quarterly period within the two most recent fiscal years, for the first three quarters of fiscal 2011, as reported on NASDAQ is summarized as follows:

	High	Low

Quarter ended April 30, 2008	$20.27	$11.50
Quarter ended July 31, 2008	$19.00	$13.64
Quarter ended October 31, 2008	$25.27	$10.49
Quarter ended January 31, 2009	$13.66	$4.64
Quarter ended April 30, 2009	$17.67	$10.75
Quarter ended July 31, 2009	$16.38	$9.84
Quarter ended October 31, 2009	$15.19	$6.15
Quarter ended January 31, 2010	$7.24	$5.34
Quarter ended April 30, 2010	$10.33	$4.42
Quarter ending July 31, 2010	$9.94	$4.94
Quarter ending October 31, 2010	$6.35	$3.33
Quarter ending January 31, 2011 (through Nov. 5, 2010)	$4.41	$3.70

DIVIDEND POLICY

No cash dividends were paid in fiscal 2008, fiscal 2009 or fiscal 2010. We do not anticipate paying dividends in the foreseeable future. Any future payment of dividends will be at the discretion of the board of directors and will depend upon our results of operations, financial condition, cash requirements and other factors deemed relevant by the board of directors, including the terms of our indebtedness. Provisions in existing credit facilities as well as our restated ABL facility and the new term loan restrict our ability to pay dividends.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain material U.S. federal income tax consequences, as of the date of this prospectus supplement, to U.S. holders (as defined below) of the receipt, exercise, expiration, and disposition of subscription rights received by U.S. holders in this rights offering. For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of our common stock who holds such shares as a “capital asset” for U.S. federal income tax purposes (generally property held for investment) and is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code (as defined below) have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This discussion does not describe all of the tax consequences that may be relevant to a U.S. holder in light of its particular circumstances. For example, this discussion does not address:

•	tax consequences to U.S. holders who may be subject to special tax treatment, such as banks, brokers or dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), certain former citizens or former long-term residents of the United States, regulated investment companies, expatriates, real estate investment trusts, tax-exempt entities, insurance companies, individual retirement accounts or other tax-deferred accounts, or retirement plans;

•	tax consequences to U.S. holders holding shares of our common stock or subscription rights as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

•	tax consequences to U.S. holders whose “functional currency” is not the U.S. dollar;

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any, to U.S. holders; or

•	any state, local, or foreign tax consequences.

If a partnership or other entity classified as a partnership for U.S. federal tax purposes holds shares of our common stock, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our common stock, you should consult your own tax advisors concerning the tax treatment of the receipt, exercise, expiration, and disposition of subscription rights received in this rights offering and of the exercise, lapse, and sale of the subscription rights.

This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, final and temporary Treasury regulations promulgated thereunder, published rulings and judicial decisions as of the date of this prospectus supplement. The foregoing authorities are subject to change or differing interpretations at any time with possible retroactive effect. No advance tax ruling has been or will be sought or obtained from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a U.S. holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY U.S. HOLDER. EACH U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT, EXERCISE, EXPIRATION, AND DISPOSITION OF SUBSCRIPTION RIGHTS RECEIVED IN

THIS RIGHTS OFFERING IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION.

Consequences of the Receipt, Exercise, Expiration, and Disposition of the Subscription Rights

Receipt of the Subscription Rights

For U.S. federal income tax purposes, a U.S. holder should not recognize income, gain, or loss upon its receipt of subscription rights in this rights offering. A U.S. holder’s basis in the subscription rights received in this rights offering will generally be zero unless the subscription rights are exercised or disposed of and either (i) the fair market value of the subscription rights on the date such subscription rights are distributed by us is equal to or exceeds 15% of the fair market value on such date of the shares of our common stock with respect to which the subscription rights are received or (ii) such U.S. holder elects, in its U.S. federal income tax return for the taxable year in which the subscription rights are received, to allocate part of its basis in its shares of our common stock held to the subscription rights. This election is irrevocable and would apply to all of the subscription rights received pursuant to this rights offering. In either case, the U.S. holder’s basis in its shares of our common stock with respect to which the subscription rights are received will be allocated among such shares and the subscription rights received in proportion to their respective fair market values on the date the subscription rights are distributed by us. A U.S. holder’s holding period for the subscription rights will include the U.S. holder’s the holding period in the shares of our common stock with respect to which the subscription rights are received.

Exercise of the Subscription Rights

For U.S. federal income tax purposes, a U.S. holder should not recognize income, gain, or loss upon its exercise of subscription rights received in this rights offering. A U.S. holder’s basis in the shares of our common stock acquired upon the exercise of the subscription rights should equal the sum of the subscription price paid for the shares and the U.S. holder’s tax basis, if any, in the subscription rights. The holding period for the shares of our common stock acquired through the exercise of the subscription rights will begin on the date the subscription rights are exercised.

Notwithstanding the foregoing, if a U.S. holder exercises subscription rights received in this rights offering after disposing of the shares of our common stock with respect to which the subscription rights are received, then certain aspects of the U.S. federal income tax treatment of the exercise of the subscription rights are unclear, including (i) the allocation of the basis of the shares sold and the subscription rights received in respect of such shares, (ii) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares sold, and (iii) the impact of such allocation on the basis of the shares of our common stock acquired through the exercise of such subscription rights. If a U.S. holder exercises the subscription rights received in this rights offering after disposing of the shares of our common stock with respect to which the subscription rights are received, such U.S. holder should consult its tax advisors.

Expiration of the Subscription Rights

For U.S. federal income tax purposes, a U.S. holder should not recognize income, gain, or loss upon the expiration of the subscription rights received in this rights offering, and the tax basis of the shares of our common stock in respect of which the subscription rights were received will equal their basis before receipt of such subscription rights.

Disposition of the Subscription Rights

Upon a taxable disposition of the subscription rights received in this rights offering, a U.S. holder will generally recognize gain or loss, if any, equal to the difference between the amount realized on the disposition and such U.S. holder’s tax basis in the subscription rights disposed of. A U.S. holder’s amount realized will equal the amount of any cash received plus the fair market value of any other property received for the subscription rights. The gain or loss recognized by a U.S. holder on the taxable disposition of the subscription rights will generally be capital gain or loss and will generally be long-term capital gain or loss if, at the time of such disposition, the U.S. holder’s holding period for the subscription rights is more than one year. Long-term capital gains of non-corporate taxpayers are currently taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations.

Recently Enacted Legislation

For taxable years beginning after December 31, 2012, recently enacted legislation is scheduled to impose a 3.8% Medicare contribution tax on the “net investment income” of certain U.S. holders who are individuals and on the undistributed “net investment income” of certain U.S. holders that are estates and trusts. Among other items, “net investment income” would generally include capital gains from the taxable disposition of the subscription rights received in this rights offering, less certain deductions.

U.S. holders are urged to consult their own tax advisors regarding the possible implications of the recently enacted legislation described above.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY U.S. HOLDER. EACH U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT, EXERCISE, EXPIRATION, AND DISPOSITION OF SUBSCRIPTION RIGHTS RECEIVED IN THIS RIGHTS OFFERING IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION.

PLAN OF DISTRIBUTION

The common stock offered pursuant to this rights offering is being offered by us directly to all holders of the subscription rights which were initially issued to the holders of our common stock. We intend to distribute subscription rights certificates, copies of this prospectus supplement, the accompanying prospectus and certain other relevant documents to those persons that were holders of our common stock at 5:00, p.m., Eastern Time, on November 1, 2010, the record date for this rights offering.

This is not an underwritten offering. The shares of our common stock offered hereby are being directly offered by us. We have not employed any brokers, dealer managers, selling agents or underwriters in connection with the solicitation of exercise of subscription rights.

Computershare Trust Company, N.A. is acting as the subscription agent and Georgeson Inc. is acting as the information agent for this rights offering. We have also agreed to pay the subscription agent and information agent customary fees plus certain expenses in connection with this rights offering. We have agreed to indemnify the subscription agent and information agent against certain liabilities in connection with this rights offering.

Stephens has agreed to act as our financial advisor in connection with the Transactions. In connection with this financial advisory role, we have agreed to pay Stephens a fee of 3.75% of the total aggregate subscription price we receive, plus reimbursement of certain fees and expenses of its outside counsel in connection with filings made with the Financial Industry Regulatory Authority, for its services and have agreed to indemnify Stephens against certain liabilities in connection with the Transactions. In addition, Baird has provided independent financial advisory services to a committee of our board of directors formed in connection with this rights offering. In connection with this financial advisory role, we have agreed to pay Baird a customary fee, plus certain expenses, and indemnify Baird against certain liabilities.

Stephens and its affiliates have from time to time performed, and may in the future perform, various financial advisory and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation. Stephens and its affiliates collectively owned 5,364,775 shares of our common stock, or approximately 23.8% of our outstanding shares of common stock as of the record date. The Stephens Group, LLC and its affiliates collectively owned 5,841,857 shares of our common stock, or approximately 26.0% of our outstanding shares of common stock as of the record date. Each of Stephens, The Stephens Group, LLC and their respective affiliates has been issued rights to subscribe for shares of our common stock in this offering. In addition, each of Stephens and The Stephens Group, LLC, and certain of their respective affiliates, has indicated to us that they intend to exercise their rights under the basic subscription privilege and oversubscription privilege in full in connection with the Transactions as described in this prospectus supplement, though none of them have entered into a binding agreement to do so. Each has also indicated that it does not intend to trade in the rights (other than normal market-making activities by Stephens). Assuming no other stockholder exercises its rights in connection with this rights offering, and assuming each of Stephens, The Stephens Group LLC and their respective affiliates exercises its rights in full in connection with the Transactions as described in this prospectus supplement, after giving effect to this offering Stephens and its affiliates and The Stephens Group, LLC and its affiliates would own 30.0% and 34.4%, respectively, of our common stock. Stephens and The Stephens Group, LLC, and their respective affiliates, have not entered any agreements with us or each other in connection with this rights offering or any other pending or proposed transaction involving us. Stephens, The Stephens Group, LLC and their respective affiliates may elect not to participate in this offering at any time.

The committee of our board of directors formed in connection with this rights offering consisted of Messrs. Bob L. Martin, Scott L. Thompson and Theodore M. Wright. Mr. Martin is a special advisor to the Stephens Group, LLC.

In connection with this rights offering, Stephens, Baird and one other registered broker-dealer have indicated that they intend to make a market in the rights and our common stock on the Nasdaq Global Select Market.

We are not paying any commissions, underwriting fees or discounts in connection with this rights offering. Some of our employees may solicit responses from you as a holder of subscription rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with this rights offering will be approximately $1.5 million.

LEGAL MATTERS

The validity of the shares of common stock issuable upon exercise of the subscription rights will be passed upon for us by Fulbright & Jaworski L.L.P., Dallas, Texas.

EXPERTS

The consolidated financial statements of Conn’s, Inc. at January 31, 2010 and 2009, and for each of the three years in the period ended January 31, 2010, appearing in the Conn’s, Inc. Current Report on Form 8-K dated July 7, 2010, including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act of 1934, as amended, the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission, the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed through the SEC’s Internet address at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the shares of common stock covered by this prospectus supplement. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. Any statements made in this prospectus supplement and the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2010, filed with the SEC on March 25, 2010;

•	Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2010, filed with the SEC on April 12, 2010;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 13, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010, filed with the SEC on May 27, 2010;

•	Amendment No. 1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010, filed with the SEC on June 6, 2010;

•	Amendment No. 2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010, filed with the SEC on July 7, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010, filed with the SEC on August 26, 2010;

•	two Current Reports on Form 8-K, both of which were filed with the SEC on July 7, 2010; and

•	the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on October 10, 2003 to register such securities under the Exchange Act including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of this rights offering. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement. Requests for such copies should be directed to Conn’s, Inc., Attention: Sydney K. Boone — Corporate General Counsel and Secretary, 3295 College Street, Beaumont, Texas 77701, (409) 832-1696.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus the documents incorporated by reference and any written communication from us specifying the final terms of this rights offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS

$150,000,000

CONN’S, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants

This prospectus will allow us to issue up to an aggregate of $150,000,000 of our common stock, preferred stock, debt securities, and warrants from time to time at prices and on terms determined at or prior to the offering. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. We may offer to sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

You should read carefully this prospectus and any supplement before you invest. You may not use this prospectus to sell securities unless it includes a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CONN.” On April 17, 2009, the closing price as quoted on the NASDAQ Global Select Market was $15.60 per share.

Our principal executive office is located at 3295 College Street, Beaumont, Texas 77701. Our telephone number is (409) 832 -1696 and our company website is www.conns.com. We do not intend for information contained on our website to be part of this prospectus.

Investing in the securities we may offer involves various risks. See the section entitled “Special Note Regarding Forward-Looking Statements” on page 5 and “Risk Factors” on page 4 and contained in our filings made with the Securities and Exchange Commission. Additional risks associated with an investment in our company as well as with the particular types of securities will be described in the related prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of the prospectus is April 28, 2009

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the underwriters have authorized anyone to provide you with any information that differs from the information in this prospectus. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell:

•	common stock

•	preferred stock

•	debt securities

•	warrants to purchase any of the securities listed above; or

•	any combination of these securities

in one or more offerings up to a total dollar amount of $150,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Incorporation of Documents by Reference.”

PROSPECTUS SUMMARY

This summary highlights selected information about us and does not contain all the information that may be important to you. To understand the terms of the securities being offered by this prospectus, the associated prospectus supplement, and any free writing prospectus, we encourage you to read the entire prospectus, especially the risks of investing in the shares described under the section “Risk Factors,” and the documents identified under the caption “Incorporation of Documents by Reference.” Unless the context otherwise requires, all information in this prospectus, any prospectus supplement, and any free writing prospectus which refers to “Conn’s,” “we,” “us” or “our” means Conn’s, Inc. and all of its direct and indirect subsidiaries, limited liability companies, and limited partnerships.

Company Overview

We are a specialty retailer of home appliances and consumer electronics. We sell home appliances including refrigerators, freezers, washers, dryers, dishwashers, and ranges and a variety of consumer electronics including LCD, plasma and DLP televisions, camcorders, digital cameras, Blu-ray and DVD players, video game equipment, portable audio, MP3 players, GPS devices and home theater products. We also sell home office equipment, lawn and garden equipment, mattresses, and furniture and we continue to introduce additional product categories for the home and for consumer entertainment to help increase same store sales and to respond to our customers’ product needs. We offer over 3,500 product items, or SKUs, at good-better-best price points representing such brands as General Electric, Whirlpool, Electrolux, Frigidaire, Friedrich, Maytag, LG, Mitsubishi, Samsung, Sony, Toshiba, Bose, Canon, JVC, Serta, Simmons, Spring Air, Ashley, Lane, Broyhill, Franklin, Hewlett Packard, Compaq, Poulan, Husqvarna and Toro. Based on revenue in 2007, as reported in Twice, This Week in Consumer Electronics, we were the 9th largest retailer of home appliances and the 41st largest retailer of consumer electronics in the United States.

We began as a small plumbing and heating business in 1890. We began selling home appliances to the retail market in 1937 through one store located in Beaumont, Texas. We opened our second store in 1959 and have since grown to 75 stores. We have been known for providing excellent customer service for over 118 years. We believe that our customer-focused business strategies make us an attractive alternative to appliance and electronics superstores, department stores, and other national, regional, and local retailers. We strive to provide our customers with:

•	a high level of customer service;

•	highly trained and knowledgeable sales personnel;

•	a broad range of competitively priced, customer-driven, brand name products;

•	flexible financing alternatives through our proprietary credit programs;

•	next day delivery capabilities; and

•	outstanding product repair service.

We believe that these strategies drive repeat purchases and enable us to generate substantial brand name recognition and customer loyalty. During fiscal 2009, approximately 67% of our credit customers, based on the number of invoices written, were repeat customers.

In 1994, we realigned and added to our management team, enhanced our infrastructure and refined our operating strategy to position ourselves for future growth. From fiscal 1994 to fiscal 1999, we selectively grew our store base from 21 to 26 stores while improving operating margins from 5.2% to 8.7%. Since fiscal 1999, we have generated significant growth in our number of stores, revenue, and profitability. Specifically:

•	we have grown from 26 stores to 75 stores, an increase of over 188%, with plans to continue our store development in the future;

•	total annual revenues have grown 280%, at a compounded annual rate of 14.3%, from $234.5 million in fiscal 1999, to $890.8 million in fiscal 2009; and

•	our same store sales growth from fiscal 1999 through fiscal 2009 has averaged 7.5%; it was 2.0% for fiscal 2009. See additional discussion about same store sales under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

Our principal executive offices are located at 3295 College Street, Beaumont, Texas 77701. Our telephone number is (409) 832-1696, and our corporate website is www.conns.com. We do not intend for information contained on our website to be part of this prospectus.

Subsidiary Guarantors

One or more of our subsidiaries may fully and unconditionally guarantee any series of debt securities offered by this prospectus, as set forth in a related prospectus supplement. These subsidiaries are sometimes referred to in this prospectus as possible subsidiary guarantors. The term “subsidiary guarantors” with respect to a series of debt securities refers to our subsidiaries, if any, that guaranty that series of debt securities. The applicable prospectus supplement will name the subsidiary guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the subsidiary guarantors.

RISK FACTORS

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations, and prospects may have changed since those dates.

An investment in our securities involves various risk factors. You should carefully consider the risks described in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, including without limitation, any risk factors discussed in our Annual Report on Form 10-K and any other filings made with the SEC, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial conditions, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We sometimes use words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “project” or the negative of such terms or other similar expressions, as they relate to us, our management and our industry, to identify forward-looking statements. Forward-looking statements relate to our expectations, beliefs, plans, strategies, prospects, future performance, anticipated trends and other future events. We have based our forward-looking statements largely on our current expectations and projections about future events and financial trends affecting our business. Actual results may differ materially. Some of the risks, uncertainties and assumptions about us that may cause actual results to differ from these forward-looking statements include, but are not limited to:

•	the success of our growth strategy and plans regarding opening new stores and entering adjacent and new markets, including our plans to continue expanding into existing markets;

•	our ability to open and profitably operate new stores in existing, adjacent and new geographic markets;

•	our intention to update or expand existing stores;

•	our ability to introduce additional product categories;

•	our ability to obtain capital for required capital expenditures and costs related to the opening of new stores or to update or expand existing stores;

•	our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving line of credit and proceeds from securitizations, and proceeds from accessing debt or equity markets;

•	our ability and our QSPE’s ability to obtain additional funding for the purpose of funding the receivables generated by us, including limitations on the ability of our QSPE to obtain financing through its commercial paper-based funding sources and its ability to maintain the current credit rating issued by a recognized statistical rating organization;

•	our ability and our QSPE’s ability to meet debt covenant requirements;

•	the cost or terms of any renewed or replacement credit facilities;

•	the effect of rising interest rates that could increase our cost of borrowing or reduce securitization income;

•	the effect of rising interest rates on sub-prime mortgage borrowers that could impair our customers’ ability to make payments on outstanding credit accounts;

•	our inability to make customer financing programs available that allow consumers to purchase products at levels that can support our growth;

•	the potential for deterioration in the delinquency status of the sold or owned credit portfolios or higher than historical net charge-offs in the portfolios could adversely impact earnings;

•	technological and market developments, growth trends, and projected sales in the home appliance and consumer electronics industry, including, with respect to digital products like Blu-ray players, HDTV, GPS devices, home networking devices and other new products, and our ability to capitalize on such growth;

•	the potential for price erosion or lower unit sales points that could result in declines in revenues;

•	the effect of changes in oil and gas prices that could adversely affect our customers’ shopping decisions and patterns, as well as the cost of our delivery and service operations and our cost of products, if vendors pass on their additional fuel costs through increased pricing for products;

•	the ability to attract and retain qualified personnel;

•	both the short-term and long-term impact of adverse weather conditions (e.g. hurricanes) that could result in volatility in our revenues and increased expenses and casualty losses;

•	changes in laws and regulations and/or interest, premium and commission rates allowed by regulators on our credit, credit insurance, and service maintenance agreements as allowed by those laws and regulations;

•	our relationships with key suppliers and their ability to provide products at competitive prices and support sales of their products through their rebate and discount programs;

•	the adequacy of our distribution and information systems and management experience to support our expansion plans;

•	changes in the assumptions used in the valuation of our interests in securitized assets at fair value;

•	the potential to record an impairment of our goodwill after completing our required annual assessment, or at any other time that an impairment indicator exists;

•	the accuracy of our expectations regarding competition and our competitive advantages;

•	changes in our stock price or the number of shares we have outstanding;

•	the potential for market share erosion that could result in reduced revenues;

•	the accuracy of our expectations regarding the similarity or dissimilarity of our existing markets as compared to new markets we enter;

•	general economic conditions in the regions in which we operate; and

•	the outcome of litigation or government investigations affecting our business.

You are cautioned not to place undue reliance on any forward-looking statement. The forward-looking statements included or incorporated by reference into this prospectus reflect our views and assumptions only as of the date of this prospectus or the applicable incorporated document. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including general and administrative expenses, to repay or refinance debt, and for acquisitions of, or investment in, properties, companies, or assets that complement our business. We will set forth in a prospectus supplement relating to a specific offering our intended use for the net proceeds received from the sale of securities in that offering. Pending the application of the net proceeds, we intend to invest net proceeds in short-term investment grade and U.S. government securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for the periods indicated below were as follows:

	Year Ended January 31,
	2009	2008	2007	2006	2005

Ratio of Earnings to Fixed Charges1)	3.92	6.64	7.37	8.13	5.96

1) Income before minority interest and income taxes includes non-cash fair value adjustments that reduced it by $4.8 million and $24.5 million, for the years ended January 31, 2008 and 2009, respectively.

For the purpose of these computations, earnings have been calculated as the sum of (i) income before minority interest and income taxes and (ii) fixed charges. Fixed charges consist of the sum of (i) interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and

(ii) an estimate of the interest within rental expense (calculated based on a reasonable approximation of the interest factor).

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase any of the securities listed above; or

•	any combination of the foregoing securities.

In this prospectus, we refer to the common stock, preferred stock, debt securities and warrants collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $150,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement, of which this prospectus forms a part. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 40,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. As of April 17, 2009, we had 22,452,045 total shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock, subject to any rights that may be granted to any preferred stockholders, elect all directors and are entitled to one vote per share on all other matters coming before a stockholders’ meeting. Our common stock has no cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. All shares of common stock participate equally in dividends when and as declared by the board of directors and in net assets on liquidation. The shares of common stock have no preemptive rights to participate in future stock offerings.

Voting

For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in the stockholder’s name. Our common stock does not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. An election of directors by our stockholders is determined by a majority of the votes cast by the stockholders entitled to vote on the election, where a quorum is present.

Dividends

Holders of common stock are entitled to share ratably in any dividends declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock. Dividends consisting of shares of common stock may be paid to holders of shares of common stock. It is our current policy to retain future earnings to finance operations and expansion. Accordingly, we have not, and do not contemplate, declaring or paying cash dividends in the foreseeable future. In addition, provisions in agreements governing our long-term indebtedness restrict the amount of dividends that we may pay to our stockholders. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” of our Annual Report on Form 10-K for the year ended January 31, 2009.

Liquidation and Dissolution

If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities, subject to the prior rights of any outstanding preferred stock.

Other Rights and Restrictions

Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our certificate of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer the stockholder’s shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Listing

Our common stock is listed on the NASDAQ Global Select Market, Inc. under the symbol “CONN.” On April 17, 2009, the last reported sale price for our common stock on NASDAQ Global Select Market, Inc. was $15.60 per share. As of April 17, 2009, we had approximately 53 stockholders of record.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited.

Stockholder Action; Special Meeting of Stockholders, Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors and to bring other business before an annual meeting of our stockholders. For notice of stockholder nominations to be timely, the notice must be received by our secretary not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the first anniversary of the date of the preceding year’s proxy statement in connection with the preceding year’s annual meeting. In addition to these procedures, a stockholder’s notice proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain specified information. Otherwise, the chairman of a meeting may determine that an individual was not nominated or the other business was not properly brought before the meeting.

Delaware Anti-takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in any “business combination” with any person deemed to be an “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder unless:

•	prior to the date that the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date that the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not held by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation which directly or indirectly materially increases the proportionate share of stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any person beneficially owning 15% or more of the outstanding voting stock of the corporation and any person controlling, controlled by or under common control with that person.

No Stockholder Action by Written Consent; Special Meetings.  Any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent without a meeting unless approved in advance by our board of directors. Special meetings of our stockholders for any purpose or purposes may be called only by our chairman of the board, our president or by a majority of our board of directors.

Liability and Indemnification of Directors

As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that provide for the indemnification of our directors and officers to the fullest extent permitted by applicable law. These provisions, among other things, indemnify each of our directors and officers for certain expenses, including judgments, fines, and amounts paid in settling or otherwise disposing of actions or threatened actions, incurred by reason of the fact that such person was a director or officer of Conn’s or of any other corporation which such person served in any capacity at the request of Conn’s.

In addition, we have entered into indemnification agreements with each of our directors pursuant to which we will indemnify them against judgments, claims, damages, losses, and expenses incurred as a result of the fact that any director, in his capacity as a director, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements also provide for the advancement of certain expenses (such as attorney’s fees, witness fees, damages, judgments, fines and settlement costs) to our directors in connection with any such suit or proceeding.

We maintain a directors’ and officers’ liability insurance policy to insure our directors and officers against certain losses resulting from acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act of 1933.

Preferred Stock

Our certificate of incorporation authorizes our board to issue up to 1,000,000 shares of preferred stock in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or other provisions as may be fixed by the board. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders. Shares of preferred stock may be convertible into common stock based on terms, conditions, rates and subject to such adjustments set by the board. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. No shares of preferred stock preferred stock are currently outstanding.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

•	the title of the series and stated value;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

•	applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	any procedures for auction and remarketing;

•	any provisions for a sinking fund;

•	any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;

•	any securities exchange listing;

•	any voting rights and powers;

•	whether interests in the preferred stock will be represented by depository shares;

•	the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;

•	a discussion of any material U.S. federal income tax considerations;

•	the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue senior notes under a senior indenture, which we will enter into with a trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, and, if so, who the depository will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	whether or not the notes will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Guarantees

Each of the subsidiary guarantors, if any, with respect to a series of debt securities will fully and unconditionally guarantee on an unsecured basis the full and prompt payment of the principal of and any premium and interest on the notes of that series when and as the payment becomes due and payable, whether at maturity or otherwise. As used in this prospectus, the term “subsidiary guarantors” with respect to a series of debt securities refers to our subsidiaries, if any, that guarantee that series of debt securities. The applicable prospectus supplement will name the subsidiary guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the subsidiary guarantors, if they differ from the terms described in this prospectus. The guarantees, if made, will provide that in the event of a default in the payment of principal of or any premium or interest on a note, the holder of that note may institute legal proceedings directly against the subsidiary guarantors to enforce the guarantees without first proceeding against us. If senior debt securities are so guaranteed, the guarantees will rank equally with all of the subsidiary guarantors’ other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the subsidiary guarantors. If subordinated debt securities are so guaranteed, the guarantees will be subordinated to all of the subsidiary guarantors’ other unsecured and unsubordinated debt from time to time outstanding.

The obligations of each subsidiary guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the subsidiary guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the subsidiary guarantor; and

•	any collections from or payments made by or on behalf of any other subsidiary guarantors in respect of the obligations of the subsidiary guarantor under its guarantee.

The guarantee of any subsidiary guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to notes of a particular series as described below in “— Discharge,” then any subsidiary guarantor will be released with respect to that series.

Further, if no default has occurred and is continuing under the applicable indenture, and to the extent not otherwise prohibited by the applicable indenture, a subsidiary guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our equity interests in the subsidiary guarantor;

•	automatically upon the merger of the subsidiary guarantor into us or any other subsidiary guarantor or the liquidation and dissolution of the subsidiary guarantor; or

•	following delivery of a written notice by us to the trustee, upon the release of all guarantees by the subsidiary guarantor of any debt of ours for borrowed money, except for any series of notes under the indenture.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	If we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the debt securities due and payable immediately.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of, or the premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of notes of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any debt securities;

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in The City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which will in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Legal Holders”;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to investors in privately negotiated transactions; or

•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION

We maintain an internet site at http://www.conns.com which contains information concerning us and our subsidiaries. The information contained on our internet site and those of our subsidiaries is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the company.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be part of this prospectus, and later information filed with the SEC or contained in this prospectus updates and supersedes this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this prospectus and prior to the termination of the offering covered by this prospectus. As of the date of this prospectus, we incorporate by reference the following documents:

•	Annual report on Form 10-K for the fiscal year ended January 31, 2009, filed with the SEC on March 26, 2009;

•	The description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed by us with the SEC on October 10, 2003 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

•	Current Report on Form 8-K filed with the SEC on March 25, 2009.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded. You may request a copy of any of these filings at no cost, by writing or telephoning us at the following address and telephone number:
Conn’s, Inc.
Attention: Sydney K. Boone - Corporate General Counsel and Secretary
3295 College Street
Beaumont, Texas 77701
(409) 832-1696

LEGAL MATTERS

In connection with particular offerings of securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Fulbright & Jaworski L.L.P. and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Conn’s, Inc. appearing in Conn’s, Inc.’s Annual Report (Form 10-K) for the fiscal year ended January 31, 2009, including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.